Exhibit 4-b-18

                                                     Execution Copy




                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                  by and among


                       GREEN MOUNTAIN POWER CORPORATION,


                             THE BANK OF NOVA SCOTIA,

                      STATE STREET BANK AND TRUST COMPANY,

                                FLEET NATIONAL BANK,


                                       and


                                FLEET NATIONAL BANK,

                                     AS AGENT



                                   $45,000,000




                         Dated as of August 17, 1998



                                TABLE OF CONTENTS

Paragraph  Heading                                             Page

1.         DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 1

    1.1    Defined Terms . . . . . . . . . . . . . . . . . . . . 1
    1.2    Other Definitional Provisions . . . . . . . . . . . . 8

2.  AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . .9

     2.1   Loans . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.2   [Reserved] . . . . . . . . . . . . . . . . . . . . . .9
     2.3   Procedure for Borrowings . . . . . . . . . . . . . . .9
     2.4   Notes . . . . . . . . . . . . . . . . . . . . . . . .11
     2.5   Voluntary Reductions of the Aggregate
           Commitments; Termination............................ 11
           (a)  Voluntary Reductions............................11
           (b)  General.........................................11
     2.6   Prepayments and Payment of Loans ................... 12
           (a)  Voluntary Prepayments...........................12
           (b)  Mandatory Repayment............................ 12
     2.7   Conversion Options . . . . . . . . . . . . . . . . . 12
           (a)  Conversion of Pro Rata Loans....................12
           (b)  Continuation of Pro Rata Loans..................12
     2.8   Interest Rate and Payment Dates for Loans........... 13
           (a)  Interest Rates for Loans Prior to Maturity... . 13
           (b)  Overdue Amounts...... . . . . . . . . . . . . . 13
           (c)  General.........................................13
     2.9    Substituted Interest Rate.......................... 14
     2.10   Illegality......................................... 14
     2.11   Increased Costs ....................................14
     2.12   Indemnity...........................................15
     2.13   Use of Proceeds.....................................16
     2.14   Capital Adequacy.................................. .16
     2.15   Extension of Termination Date ..... . . . . . . . . 16
     2.16   Notice of Costs; Substitution of Banks .............17

3.   FEES; PAYMENTS . . . . . . . . . . . . . . . . . . . . . . 18

     3.1   Facility Fee............................. . . . . . .18
     3.2   Fees of the Agent ...................................18
     3.3   Computation of Interest and Fees ....................18
3.4   Pro Rata Treatment and Application
           of Principal Payments . . . . . . . . . . . . . . . .18
     3.5   Modification Fee... . . . . . . . . . . . . . . . . .19

4.   REPRESENTATIONS AND WARRANTIES.............................19

     4.1   Subsidiary .................................. . . . . 19
     4.2   Corporate Existence and Power..... . . . . . . . . .  19
     4.3   Corporate Authority............................. . .  19
     4.4   Binding Agreement............................... . .  19
     4.5   Litigation..................................... . . . 20
     4.6   No Conflicting Agreements....................... . .  20
     4.7   Taxes ......................................... . . . 20
     4.8   Financial Statements.......................... . . .  20
     4.9   Compliance with Applicable Laws................. . .  21
     4.10   Governmental Regulations...................... . . . 21
     4.11   Property........................................ . . 21
     4.12   Federal Reserve Regulations.................... . . .21
     4.13   No Misrepresentation . . . . . . . . . . . . . . . . 21
     4.14   Pension Plans................................... . . 22
     4.15   Public Utility Holding Company Act............. . . .22
     4.16   Approvals..................................... . . . 22
     4.17   Regulatory Investigations............................22
     4.18   No Adverse Change or Event...........................22
     4.19   Year 2000 Problem............................... . . 22

5.   CONDITIONS OF BORROWING - - FIRST BORROWING ................23

     5.1   Evidence of Corporate Action................... . . . 23
     5.2   Notes ......................................... . . . 23
     5.3   Mortgage...................	 . . . . . . . . . . . . .23
     5.4   Opinion of Counsel to the Company .............. . . .23
     5.5   Fees ........................................... . . .23
     5.6   VPSB Approval .................................. . . .23

6.   CONDITIONS OF BORROWING - - ALL BORROWINGS .................24

     6.1   Compliance..................................... . . . 24
     6.2   Loan Closings ................................. . . . 24
     6.3   Approval of Counsel .......................... . . . .24
     6.4   Borrowing Request............................... . . .24
     6.5   Other Documents ................................ . . .24

7.   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . .24

     7.1   Corporate Existence ..................................24
     7.2   Taxes ................................................24
     7.3   Insurance.............................................25
     7.4   Payment of Indebtedness and Performance of Obligations25
     7.5   Observance of Legal Requirements; ERISA ..............25
     7.6   Financial Statements and Other Information............25
     7.7   Inspection............................................27
     7.8   Year 2000 Compliance..................................27
     7.7   Property Searches.....................................27

8.   NEGATIVE COVENANTS ................................. . . . .27

     8.1   Funded Debt...........................................27
     8.2   Liens ................................................28
     8.3   Mergers and Consolidations ...........................28
     8.4   Sale of Property......................................28
     8.5   Dividends; Distributions..............................28
     8.6   Guaranties................................. . . . . . 29
     8.7   Amendment of Charter or By-Laws.......................29
     8.8   Funded Debt to Capitalization Test....................29
     8.9   First Mortgage Bonds.. . . . . . . . . . . . . . . . .29

9.   EVENTS OF DEFAULT................................... . . . .29

10.  THE AGENT ........................................... . . . 32

     10.1   Appointment. . . . . . . . . . . . . . . . . . . . . 32
     10.2   Delegation of Duties, Etc....................... . . 32
     10.3   Indemnification................................. . . 32
     10.4   Exculpatory Provisions......................... . . .32
     10.5   Agent in its Individual Capacity................ . . 33
     10.6   Knowledge of Default......................... . . .. 33
     10.7   Resignation of Agent ......................... . . . 33
     10.8   Requests to the Agent .......................... . ..34

11.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . 34

     11.1   Manner of Delivery ............................. . . 34
     11.2   Distribution of Copies........................ . . . 36
     11.3   Notices by the Agent or a Bank................... . .36

12.  RIGHT OF SET-OFF ................................... . .. . 36

13.  AMENDMENTS, WAIVERS, AND CONSENTS.................... . . . 37

14.  OTHER PROVISIONS..................................... . . . 37

     14.1   No Waiver of Rights by the Banks ............. . . . 37
     14.2   Headings, Plurals .............................. . . 37
     14.3   Counterparts.................................... . . 37
     14.4   Severability................................... . . .38
     14.5   Integration..................................... . . 38
     14.6 Sales and Participations in Loans and Notes; Successors and Assigns;Survival of Representations
            and Warranties . . . . . . . . . . . . . . . . . . . 38
     14.7   Applicable Law.............................. . . . . 39
     14.8   Interest........................................ . . 39
     14.9   Accounting Terms and Principles................ . . .39
     14.10  Waiver of Trial by Jury........................ . . .40
     14.11  Consent to Jurisdiction........................ . . .40
     14.12  Service of Process ............................ . . .40
     14.13  No Limitation on Service or Suit .............. . .. 40

15.  OTHER OBLIGATIONS OF THE COMPANY .................... . . . 41

     15.1   Taxes and Fees ................................ . . .41
     15.2   Expenses........................................ . . 41

16.  EFFECTIVE DATE....................................... . . . 41

EXHIBITS

EXHIBIT A  Commitments
EXHIBIT B  Applicable Margins/Percentages for Facility Fee
EXHIBIT C  Form of Borrowing Request
EXHIBIT D  Form of Notes
EXHIBIT E  Form of Commitment Extension Request
EXHIBIT F  List of Subsidiaries
EXHIBIT G  Form of Opinion of Counsel to the Company


                    AMENDED AND RESTATED CREDIT AGREEMENT


This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 17,
1998, among GREEN MOUNTAIN POWER CORPORATION, a Vermont corporation (the "Company"), the Signatory Banks hereto (each, a "Bank" and, collectively, the "Banks"), and FLEET NATIONAL BANK, as agent hereunder (in such capacity, the "Agent") amends and restates in its entirety the Credit Agreement dated of August 12, 1997 (the "Credit Agreement").

The Company has requested that the Banks agree to certain amendments to the Credit Agreement and, subject to the terms and provisions hereof, the Banks are willing to so amend the Credit
Agreement and to restate the Credit Agreement in its entirety, as follows:

1.    DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, terms defined in the paragraph above have the meanings therein indicated, and the following terms have the following meanings:

"Accountants": Arthur Andersen LLP, or such other firm of certified public accountants of recognized national standing selected by the Company.

"Affected Loan":  as defined in paragraph 2.9.

"Affected Principal Amount": (i) in the event that the Company shall fail for any reason to borrow a Loan constituting a Eurodollar Rate Loan after it shall have delivered a Borrowing Request to the Agent, an amount equal to the principal amount of such Eurodollar Rate Loan; (ii) in the event that the right of the Company to have a Eurodollar Rate Loan outstanding hereunder shall be suspended or shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Rate Loan; and (iii) in the event that the Company shall prepay or repay all or any part of the principal amount of a Eurodollar Rate Loan prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount so prepaid or repaid.

"Affiliate": a Person that directly or indirectly, or through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agent's Fees":  as defined in paragraph 3.2.

"Aggregate Commitments": the sum of the Commitments set forth in Exhibit A as the same may be reduced pursuant to paragraph 2.5.

"Agreement": this Amended and Restated Credit Agreement, as same may be amended, supplemented or otherwise modified from time to time.

"Alternate Base Rate": the higher of (a) the annual rate of interest publicly announced from time to time by the Agent at the Agent's head office as its "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

"Alternate Base Rate Loans": Loans (or any portion thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

"Applicable Lending Office": as to any Bank, such Bank's Domestic Lending Office or Eurodollar Lending Office, as the case may be.

"Applicable Margin": the additional rate per annum to be added to the interest rate at which each Loan is made determined by reference to Exhibit B hereto based upon the Debt Rating of the Company.

"Authorized Signatory": the president, any vice president, the treasurer, the secretary, or any other duly authorized officer of the Company acceptable to Agent.

"Bank" or "Banks": the signatory Banks to this Credit Agreement and any other bank or lender that becomes a signatory hereto pursuant to paragraph 14.6.

"Borrowing": a Borrowing of additional principal amounts pursuant to paragraph 2.3 consisting of simultaneous Loans of the same Type made by each Bank.

"Borrowing Request":  as defined in paragraph 2.3.

"Borrowing Date": any date specified in a Borrowing Request delivered pursuant to paragraph 2.1 as a date on which the Company requests the Banks to make Loans hereunder.

"Business Day":  for all purposes other than as set forth in clause
(ii) below, (i) any day other than a Saturday, Sunday or other day on which commercial banks located in New York City or Boston are authorized or required by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, New York City and Boston.

"Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued hereunder, as from time to time in effect.

"Commitment": in respect of any Bank, such Bank's undertaking to make Loans to the Company, subject to the terms and conditions hereof, in an aggregate outstanding principal amount equal to but not exceeding the amount set forth next to the name of such Bank on Exhibit A under the heading "Total Commitment", as the same may be reduced pursuant to paragraph 2.5.

"Commitment Extension Request": a request duly executed by an Authorized Signatory substantially in the form of Exhibit E.

"Commitment Percentage": as to any Bank, the percentage set forth opposite the name of such Bank on Exhibit A under the heading
"Commitment Percentage".

"Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or 414(c) of the Code.

"Consolidated":  the Company and its Subsidiaries taken as a whole.

"Conversion Date": the date on which a Loan of one Type is converted to a Loan of another Type or continued as a Loan of the same Type.

"Debt Rating": the public debt rating of the Company's senior secured indebtedness according to Standard & Poor's Corporation or Moody's Investor Service; in the event that neither Standard & Poor's Corporation or Moody's Investor Service have a public debt rating for the Company, the Company shall be deemed to have no Debt Rating.

"Designated Documents":  the Company's 1997 Form 10-K, the
Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1998 and the Disclosure Schedule.

"Disclosure Schedule": the Disclosure Schedule attached hereto as Schedule A.

"Dollars" and "$": dollars in lawful currency of the United States of America.

"Domestic Lending Office": as to any Bank, initially the office of such Bank designated as such on the signature page hereof, and thereafter such other office in the United States as reported by such Bank to the Agent, that shall be making or maintaining Alternate Base Rate Loans.

"Effective Date":  as defined in paragraph 16.

"Environmental Law": Any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment (but not including zoning and similar land use laws and regulations which have no Material Adverse Effect on the Company) or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

"Environmental Notice": any summons, citation, directive, information request, notice of potential responsibility, notice of violation or deficiency, order, claim, complaint, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the United States Environmental Protection Agency or other federal, state or local agency or authority, or any other entity or individual, public or private, concerning any intentional or unintentional act or omission which involves management of hazardous substances or wastes on or off any property owned or leased by the Company or any Subsidiary or Affiliate of the Company; the imposition of any Lien on such property; and any alleged violation of or responsibility under Environmental Laws.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued hereunder, as from time to time in effect.

"Eurodollar Lending Office": as to any Bank, initially the office of such Bank designated as such on the signature page hereof, and thereafter such other office as reported by such Bank to the Agent, that shall be making or maintaining Eurodollar Rate Loans.

"Eurodollar Rate": with respect to any Interest Period applicable to any Eurodollar Rate Loan, the rate per annum determined by dividing
(i) the rate per annum (rounded to the next highest 1/100 of 1%) at which Dollar deposits are offered by major banks to major banks in immediately available funds in the London interbank eurodollar market as determined by the Agent at or about 11:00 a.m. (London time) for delivery on the day that is two (2) Business Days prior to the first day of such Interest Period, in an amount comparable to the amount of the Eurodollar Rate Loan of FNB to which such Interest Period shall apply and for a period equal to such Interest Period, by (ii) one minus the aggregate of the maximum rates (expressed as a decimal) of reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for "Eurocurrency liabilities" of member banks of the Federal Reserve System as prescribed under Regulation D of the Board of Governors of the Federal Reserve System. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in such reserve rate for Eurocurrency liabilities. Each determination by the Agent of the Eurodollar Rate shall be presumed to be correct in the absence of manifest error. All interest based on the Eurodollar Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

"Eurodollar Rate Loans": Loans (or any portions thereof) at such time as they (or such portions) are made or being maintained at a rate of interest based upon the Eurodollar Rate.

"Event of Default": any of the events specified in paragraph 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

"Federal Funds Effective Rate": the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for the prior day by the Federal Reserve Bank of Boston.

"First Mortgage Bonds": the Company's First Mortgage Bonds as set forth in the Company's 1997 Form 10-K filed on March 27, 1998 with the Securities and Exchange Commission.

"FNB":  Fleet National Bank, a national banking association.

"Facility Fee":  as defined in paragraph 3.1.

"Financial Statements":  as defined in paragraph 4.8.

"Funded Debt": all obligations of the Company evidenced by bonds (including, without limitation, the First Mortgage Bonds), debentures, notes or other similar instruments (including, without limitation, preferred stock not issued and outstanding as of the date hereof that has maturities within the term of this Agreement) and all other evidences of indebtedness of the Company (including, without limitation, Short-Term Funded Debt), and any other instrument or arrangement which would be treated as indebtedness under GAAP, including, without limitation, capitalized leases but excluding trade obligations and normal accruals, including accounts payable, in the ordinary course of business not yet due and payable, or with respect to which the Company is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that the Company has set aside on its books adequate reserves therefor in accordance with GAAP and such contest does not have a Material Adverse Effect).

"GAAP": generally accepted accounting principles from time to time followed by companies engaged in a business similar to that of the Company, except as otherwise required by any applicable rules, regulations or orders of the VPSB, or other public regulatory authority having jurisdiction over the accounts of the Company; provided that the Company may at any time contest or controvert in good faith the validity or applicability to the Company of any such rule, regulation or order; and provided, further, that the federal income tax liability of the Company may be computed as if the Company were filing separate returns notwithstanding the fact that it may file consolidated returns as part of an affiliated group.

"Governmental Body": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions, of, or pertaining to, government, and any court or arbitrator.

"Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December commencing on the first such day to occur after such Loan is made or any Eurodollar Rate Loan is converted to an Alternate Base Rate Loan, and the date each Alternate Base Rate Loan is paid in full, (b) as to any Eurodollar Rate Loan in respect of which the Company has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (c) as to any Eurodollar Rate Loan having an Interest Period of six months, the last day and, in addition, the numerically corresponding day (or, if there is no numerically corresponding day, the last day) in the calendar month that is three months after the first day, of such Interest Period.

"Interest Period":

(a)   with respect to any Eurodollar Rate Loan comprising the same
Borrowing:

(i) initially, the period commencing on, as the case may be, the Borrowing Date or a Conversion Date with respect to such Eurodollar Rate Loan, and ending one, two, three or six months thereafter, as selected by the Company in its irrevocable Borrowing Request as provided in paragraph 2.3 or its irrevocable notice of conversion as provided in paragraph 2.7; and

(ii) thereafter, each period commencing on, as the case may be, the Borrowing Date or a Conversion Date with respect to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Company in its irrevocable notice of conversion as provided in paragraph 2.7; and

(b)   [Reserved]

(c) all of the foregoing provisions relating to Interest Periods set forth in paragraphs (a) and (b) above are subject to the following:

(i)   if any Interest Period pertaining to a Eurodollar Rate
Loan comprising the same Borrowing would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) if, with respect to the conversion of any Loan, the Company shall fail to give due notice as provided in paragraph 2.7 for such Loan, such Loan shall be automatically converted to an Alternate Base Rate Loan upon the expiration of the Interest Period with respect thereto;

(iii)   any Interest Period pertaining to a Eurodollar Rate
Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iv) the Company shall select Interest Periods relating to Eurodollar Rate Loans so as not to have more than twelve different Interest Periods relating to Eurodollar Rate Loans outstanding at any one time; and

(v) the Company shall select Interest Periods pertaining to Eurodollar Rate Loans such that, on the date the mandatory repayment is required to be made under paragraph 2.6(b), the outstanding principal amount of all Alternate Base Rate Loans and Eurodollar Rate Loans with Interest Periods ending on the date of such payment shall equal the aggregate principal amount of the Loans required to be repaid on such date.

"Lien: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

"Loan Documents": collectively, this Agreement, the Notes, the Mortgage and any document and instrument executed and/or delivered in connection herewith or therewith.

"Loans":  Loans made pursuant to paragraph 2.1.

"Majority Banks": at any time when no Loans are outstanding, Banks having at least 66 2/3% of the Aggregate Commitments; at any time when Loans are outstanding, Banks holding at least 66 2/3% of the outstanding Loans.

"Material Adverse Change": a material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of (a) the Company or (b) the Company and its Subsidiaries "taken as a whole" which would reasonably be expected to render the Company unable to perform its obligations under the Loan Documents. The term "Material Adverse Change" shall include, without limitation, any change in any law, regulation, treaty or directive or in the interpretation or application thereof by any Governmental Body, including without limitation, the VPSB, charged with the administration thereof or compliance by the Company with any request or directive from any Governmental Body, including without limitation, the VPSB, the result of which would have a Material Adverse Effect. The term "Material Adverse Change" shall also include, without limitation, the failure of the Company to be year 2000 compliant in all material respects by December 31, 1999.

"Material Adverse Effect":  (a) with respect to any Person
(including, without limitation, the Company), any materially adverse effect on such Person's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects,
(b) with respect to a group of Persons "taken as a whole" (including, without limitation, the Company and its Subsidiaries), any materially adverse effect on such Persons' business, assets, liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP and
(c) with respect to any Loan Document, any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as an obligation of the Company.

"Mortgage": the Mortgage and Security Agreement dated as of the date hereof from the Company to the Agent, for the account of the Banks, together with any and all supplements and amendments thereto.

"Mortgaged Property":  the Property subject to the Mortgage.

"Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001 (a)(3) of ERISA.

"Non-Consenting Bank":  as defined in paragraph 2.15.

"Notes":  as defined in paragraph 2.4.

"PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Body succeeding to the functions thereof.

"Person": an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Body or any other entity of whatever nature.

"Plan": any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

"Pro Rata Loans": Loans (or any portion thereof) at such time as they (or such portions) are made or are being maintained pursuant to paragraph 2.3.

"Property": all types of real, personal, tangible, intangible or mixed property.

"Regulation D":  Regulation D of the Board of Governors of the
Federal Reserve System, as amended from time to time.

"Replacement Bank":  as defined in paragraph 2.15.

"Reportable Event": any event described in Section 4043(b) of ERISA, other than an event with respect to which the 30-day notice requirement has been waived.

"Short-Term Funded Debt": debt with initial maturities of less than one (1) year.

"Special Counsel": Gadsby & Hannah LLP, or such other firm selected by the Agent.

"Subsidiary": any corporation a majority of the voting shares of which are at the time owned by the Company or by other subsidiaries of the Company or by the Company and other subsidiaries of the Company.

"Taxes": any present or future income, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, or other like charges, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Body.

"Total Capitalization": the sum of (a) all outstanding capital stock of the Company plus (b) Funded Debt.

"Termination Date": June 30 1999 or any date subsequent thereto resulting from an extension of the Termination Date pursuant to paragraph 2.15.

"Type":  Loans made hereunder as Alternate Base Rate Loans or
Eurodollar Rate Loans, as the case may be.

"Usage Fee": the fee charged to the Company by the Banks on the outstanding principal balance of all Loans in excess of $22,500,000 in accordance with, and as set forth in, Exhibit B hereto.

"VPSB":  the Vermont Public Service Board.

"VPSB Order":  the order of the VPSB dated February 27, 1998,
Docket No. 5983.

1.2  Other Definitional Provisions.

(a) All terms defined in this Agreement shall have the meanings given such terms herein when used in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein. All terms defined in this Agreement and not defined in paragraph 1.1 shall have the respective meanings given them in the text of this Agreement.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company not defined in paragraph 1.1, and accounting terms partly defined in paragraph 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph, schedule and exhibit references contained herein shall refer to paragraphs hereof or schedules or exhibits hereto unless otherwise expressly provided herein. The word "or" shall not be exclusive.

2.   AMOUNT AND TERMS OF LOANS.

2.1   Loans.

(a)   Generally.	Subject to the terms and conditions of this
Agreement, each Bank severally agrees to make Loans to the Company from time to time on and after the Effective Date to, but excluding, the Termination Date, provided that the aggregate unpaid principal amount of all Loans due to each Bank at any one time shall not exceed an amount equal to such Bank's Commitment, and provided further that the aggregate unpaid principal amount of the Loans at any one time outstanding shall not exceed the lesser of (i) the Aggregate Commitments and (ii) the aggregate outstanding principal balance of all Loans permitted to be outstanding hereunder after giving effect to the mandatory repayments required to be made under paragraph 2.6(b). During the period from the Effective Date to the Termination Date, the Company may borrow, repay and reborrow hereunder, and may convert all or any part of the Loans from one Type to another Type or continue all or any part of the Loans as the same Type in accordance with and subject to the terms and provisions hereof. In the event the Company elects to extend the scheduled maturity of the Loans in accordance with paragraph 2.15 hereof, during the period from and after the Termination Date to the extended Termination Date, the Company may prepay the Loans and may convert all or any part of the Loans from one Type to Loans of another Type or continue all or any part of the Loans as the same Type, all in accordance with and subject to the terms and provisions hereof.

(b) Pro Rata Loans. Upon the terms and subject to the conditions of this Agreement, each Bank agrees to make, from time to time during the period from the Effective Date through the Termination Date, Pro Rata Loans to the Company. The aggregate unpaid principal amount of all Pro Rata Loans made by each Bank shall not exceed at any one time an amount equal to such Bank's Commitment, and the aggregate unpaid principal amount of the Loans at any one time outstanding shall not exceed the lesser of (i) the Aggregate Commitments and (ii) the aggregate outstanding principal balance of all Loans permitted to be outstanding hereunder after giving effect to the mandatory repayments required to be made under paragraph 2.6(b). Subject to the terms and conditions of this Agreement, the Pro Rata Loans may, at the option of the Company, be made as, and from time to time continued as or converted into, Alternate Base Rate or Eurodollar Rate Loans of any permitted Type, or any combination thereof.

2.2   [Reserved].

2.3   Procedure for Borrowings.

		With respect to Pro Rata Loans, the Company may effect a Borrowing on any Business Day occurring on or after the Effective Date by giving the Agent an irrevocable telephonic (to be promptly confirmed in writing) or written notice of borrowing (each, a "Borrowing Request" in the form of Exhibit C) (which Borrowing Request must be received by the Agent (a) prior to 10:00 a.m., Boston time, two Business Days prior to the requested Borrowing Date, if the Company is requesting that Eurodollar Rate Loans be made as part of such Borrowing, and (b) prior to 10:00 a.m., Boston time, one Business Day prior to the requested Borrowing Date, if the Company is requesting that Alternate Base Rate Loans be made as part of such Borrowing), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether such Borrowing is to consist of Eurodollar Rate Loans, Alternate Base Rate Loans or a combination thereof, and (iv) if the Loans are to be Eurodollar Rate Loans, the length of the initial Interest Period for each thereof. Each Borrowing shall be in an aggregate principal amount equal to or greater than $500,000 or, if less, the undrawn balance of the Commitments. The principal amount of each Bank's Loan made on a Borrowing Date shall be in an amount equal to such Bank's Commitment Percentage, of the Loans made on such Borrowing Date. Subject to the provisions of paragraphs 2.8 and 2.9, Loans may be Alternate Base Rate Loans or Eurodollar Rate Loans, or any combination thereof. Upon receipt of each Borrowing Request from the Company, the Agent shall promptly notify each Bank thereof (such notice to be promptly confirmed in writing). Each Bank will make the amount of its Commitment Percentage of each Borrowing available to the Agent for the account of the Company at the office of the Agent set forth in paragraph 11.1, in the case of Eurodollar Rate Loans, not later than 12:00 noon, Boston time, and in the case of Alternate Base Rate Loans, not later than 11:00 a.m., Boston time, on the Borrowing Date requested by the Company, in funds immediately available to the Agent at such office. Amounts so made available to the Agent on a Borrowing Date will, subject to the satisfaction of the terms and conditions of this Agreement as determined by the Agent, be made immediately available on such date to the Company by the Agent at the office of the Agent specified in paragraph 11.1 by crediting the account of the Company on the books of such office with the aggregate of said amounts, in like funds as received by the Agent. Unless the Agent shall have received prior notice from a Bank (by telephone or otherwise, such notice to be promptly confirmed by telex, telecopy or other writing) that such Bank will not make available to the Agent such Bank's pro rata share of the Loans requested by the Company, the Agent may assume that such Bank has made such share available to the Agent on such Borrowing Date in accordance with this paragraph, provided that such Bank received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Company on such Borrowing Date a corresponding amount. If and to the extent such Bank shall not have so made such pro rata share available to the Agent on such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
(ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. If such Bank shall pay to the Agent such amount, such amount so paid shall constitute such Bank's Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Bank on the date such amount is so paid, but without prejudice to the Company's rights against such Bank. If and to the extent such Bank shall not have so made such pro rata share available to the Agent within three (3) days following such Borrowing Date, the Company shall pay to the Agent forthwith on demand (but without duplication) an amount equal to such Bank's Commitment Percentage of such Loans, together with interest thereon for each day from the date such amount is made available to the Company until the date such amount is paid to the Agent, at the applicable interest rate for such Loans as set forth in paragraph 2.8. Such payment by the Company, however, shall be without prejudice to its rights against such Bank.

2.4   Notes.  Loans made by each Bank with respect to Alternate
Base Rate Loans and Eurodollar Rate Loans shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit D, all with appropriate insertions therein (as endorsed and as amended or otherwise modified from time to time, a "Note" and, collectively, the "Notes"), payable to the order of such Bank and representing the obligation of the Company to pay the aggregate unpaid principal amount of all Loans made by such Bank, with interest thereon as prescribed or determined herein. Each Bank is hereby authorized to record the date and amount of each Loan made by such Bank and the other information applicable thereto, and each payment or prepayment of principal of, such Loan, on the applicable grid (and any continuations thereof) annexed to and constituting a part of its Note. No failure to so record or any error in so recording shall affect the obligation of the Company to repay such Loans, with interest thereon, as herein provided. Each Note shall (a) be dated the date the initial Loans are made, (b) be stated to mature on the Termination Date and (c) bear interest for the period from and including the date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided herein.

2.5   Voluntary Reductions of the Aggregate Commitments;
Termination.

(a)   Voluntary Reductions.  During the period from the Effective
Date to the Termination Date the Company shall have the right, upon at least two Business Days' prior written notice to the Agent, to reduce permanently the Aggregate Commitments in whole at any time, or in part from time to time, without premium or penalty, provided that (i) each partial reduction of such Aggregate Commitments shall be in an amount equal to at least $500,000 or such amount plus a whole multiple of $500,000, and (ii) such Aggregate Commitments shall not be reduced to an amount less than the aggregate principal balance of the Loans outstanding on the date of such reduction (after giving effect to reductions in such balance made on such date). Upon such Aggregate Commitments being permanently reduced to zero prior to such Termination Date and upon payment in full of such Loans and all other sums due hereunder and under such Notes, this Agreement shall be deemed terminated with respect to the Loans except to the extent that any provisions hereof expressly survive such payment.

     (b) General. Reductions of the Aggregate Commitments under clause (a) above shall reduce each Bank's Commitment pro rata according to the Commitment Percentage of such Bank. The Agent shall promptly notify each Bank of each reduction in the Aggregate Commitments under clause (a) above upon its receipt of notice thereof, and remit to each Bank its pro rata share of any accompanying prepayments of the Loans according to the outstanding principal balance of the Loans. Simultaneously with each reduction of the Aggregate Commitments under this paragraph 2.5, the Company shall prepay the Loans in the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced.

If any prepayment is made under this paragraph 2.5 with respect to any Eurodollar Rate Loans, in whole or in part, prior to the last day of the applicable Interest Period with respect thereto, the Company agrees that it shall indemnify the Banks in accordance with paragraph 2.12. After giving effect to any prepayment with respect to Eurodollar Rate Loans, no Eurodollar Rate Loans made (whether as a result of Borrowing or a conversion) on the same date and having the same Interest Period shall be outstanding in an aggregate principal amount of less than $500,000.

2.6   Prepayments and Payment of Loans.

(a) Voluntary Prepayments. The Company may, at its option, prepay Alternate Base Rate Loans or Eurodollar Rate Loans in whole or in part, without premium or penalty, subject to its obligation to indemnify provided in paragraph 2.12 (in the case of Eurodollar Rate Loans), at any time and from time to time upon at least one Business Day's prior irrevocable written notice to the Agent, specifying the amount to be prepaid, and the date and amount of prepayment. Upon receipt of such notice, the Agent shall promptly notify each Bank thereof. Any such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the date of such payment on the amount being prepaid. Prepayments shall be in an aggregate principal amount of at least $500,000 or, if less, the outstanding principal balance of the applicable Notes, provided, however, that after giving effect to any such prepayment, no Eurodollar Rate Loans made (whether as the result of Borrowing or a conversion) on the same date and having the same Interest Period shall be outstanding in an aggregate principal amount of less than $500,000.

(b) Mandatory Repayment. On the Termination Date, as may be extended in accordance with the terms of paragraph 2.15 hereof, the Company shall repay in full the aggregate principal balance of all Loans outstanding on such date, together with accrued interest on such amount to such date and any Facility Fees, Agent's Fees or other amounts owing hereunder or under the Notes.

2.7   Conversion Options.

(a) Conversion of Pro Rata Loans. The Company may elect from time to time to convert Eurodollar Rate Loans to Alternate Base Rate Loans by giving the Agent at least one Business Day's prior notice of such election (in substantially the form of Borrowing Request attached hereto as Exhibit C), specifying the amount to be so converted, provided, that any such conversion of Eurodollar Rate Loans shall only be made on the last day of the Interest Period applicable thereto. In addition, in the absence of an Event of Default, the Company may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Rate Loans, by giving the Agent at least two Business Day's prior irrevocable notice of such election, specifying the amount to be so converted and the Interest Period selected, provided that any such conversion of Alternate Base Rate Loans to Eurodollar Rate Loans shall only be made on a Business Day. The Agent shall promptly provide the Banks with notice of any such election. Loans may be converted pursuant to this paragraph 2.7, in whole or in part, provided that conversions of Alternate Base Rate Loans to Eurodollar Rate Loans or Eurodollar Rate Loans to Alternate Base Rate Loans shall be in an aggregate principal amount of at least $500,000. After giving effect to any such conversion, no Eurodollar Rate Loans made (whether as the result of a borrowing or a conversion) on the same date and having the same Interest Period shall be outstanding in an aggregate principal amount of less than $500,000. A conversion of a Loan in accordance with this paragraph
2.7 shall not require the Company to comply with the conditions to Borrowing set forth in paragraph 6.

(b) Continuation of Pro Rata Loans. Any Eurodollar Rate Loans may be continued as such upon the expiration of any Interest Period with respect thereto by the Company's giving irrevocable written notice (in substantially the form of Borrowing Request attached hereto as Exhibit C) to the Agent of its intention to do so two Business Days prior to the last day of such Interest Period, specifying the new Interest Period therefor, provided, however, that (i) if the Company shall fail to give notice as provided above, the relevant Eurodollar Rate Loan shall convert to an Alternate Base Rate Loan immediately upon the expiration of the then current Interest Period with respect thereto,
(ii) any Eurodollar Rate Loans that are being continued as such shall be in an aggregate principal amount of at least $500,000 and (iii) no Eurodollar Rate Loans may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period with respect thereto during which the Agent obtained knowledge of such Event of Default. The Agent shall notify the Banks promptly upon obtaining knowledge that an automatic conversion will occur pursuant to clause
(iii) hereof.

2.8   Interest Rate and Payment Dates for Loans.

(a) Interest Rates for Loans Prior to Maturity. (i) Loans made as Alternate Base Rate Loans shall bear interest for the period from and including the date thereof, or, in the case of a Loan that has been converted from a Eurodollar Rate Loan, from the Conversion Date thereof, until maturity or until converted into Eurodollar Rate Loans, on the unpaid principal amount thereof at the Alternate Base Rate, and (ii) Loans made as Eurodollar Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at the applicable rate of interest per annum based on the Eurodollar Rate for each such Interest Period plus the Applicable Margin for such period based on the Debt Rating of the Company, provided that if the Company has no Debt Rating, the Applicable Margin shall be the highest rate per annum applicable to such Loans during the relevant period. Any change in the Applicable Margin with respect to any Loans resulting from a change in the Debt Rating of the Company shall be effective as of the opening of business on the day of the change in the Debt Rating of the Company.

(b) Overdue Amounts. If any amounts payable hereunder shall not be paid when due (whether at the stated maturity thereof, by acceleration, notice of intention to prepay or otherwise), such overdue amounts shall bear interest payable on demand at a rate per annum equal to 2% above the (i) Alternate Base Rate for Alternate Base Rate Loans at such time from the date of such nonpayment until paid in full, and whether before or after the entry of any judgment thereon and (ii) sum of the Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Loans, from the date of such nonpayment until the end of the Interest Period with respect thereto and whether before or after the entry of any judgment thereon.

(c) General. Interest on the Loans shall be payable in arrears on each Interest Payment Date and upon payment (including prepayment) in full thereof; provided, however, that after an Event of Default has occurred and is continuing, interest on all Loans shall be payable on demand made from time to time. At no time shall the interest rate payable on the Loans, together with the Agent's Fees, the Facility Fee, the Modification Fee, the Usage Fee and all other fees and amounts payable hereunder and under the Notes, to the extent that any of the same are construed to constitute interest, exceed the maximum rate of interest permitted by law. The Company acknowledges that to the extent interest payable on the Loans is based upon the Alternate Base Rate, such Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest payable upon the Loans upon the Alternate Base Rate, the Banks have not committed to charge, and the Company has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

2.9 Substituted Interest Rate. In the event that the Agent shall have reasonably determined in good faith (which determination shall be conclusive and binding upon the Company) that by reason of circumstances affecting the London interbank eurodollar market, (i) either adequate and reasonable means do not exist for ascertaining a Eurodollar Rate applicable pursuant to paragraph 2.8(a), or (ii) any Bank shall have notified the Agent that it has reasonably determined in good faith (which determination shall be conclusive and binding on the Company) that the Eurodollar Rate will not adequately and fairly reflect the cost to such Bank of making or maintaining its funding of a Eurodollar Rate Loan with respect to (a) a proposed Loan that the Company has requested be made as a Eurodollar Rate Loan, or (b) a Eurodollar Rate Loan that will result from the requested conversion of any Loan into a Eurodollar Rate Loan (any such Loan being herein called an "Affected Loan"), the Agent shall promptly notify the Company and the Banks (by telephone or otherwise) of such determination no later than 10:00 a.m. (Boston time) one Business Day prior to the requested Borrowing Date for such Affected Loan, or the requested Conversion Date of such Loan, as the case may be. If the Agent shall give such notice, the Company may by no later than 11:00 a.m. (Boston time) on the same Business Day, (i) cancel the Borrowing Request with respect to such Affected Loan or request that such Affected Loan be made as an Alternate Base Rate Loan in accordance with paragraph 2.3 hereof or (ii) cancel its request to convert to an Affected Loan or request that any Loan that was to have been converted to an Affected Loan be converted to an Alternate Base Rate Loan in accordance with paragraph 2.3 hereof. Until such notice has been withdrawn by the Agent (by notice to the Company promptly upon the Agent having been notified by such Bank that circumstances would no longer render any Loan an Affected Loan) no further Affected Loans shall be made and Company shall not have the right to convert any Loan to an Affected Loan.

2.10 Illegality. Notwithstanding any provision hereof to the contrary, if any change in any law, regulation, treaty or directive, or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Rate Loans or to convert Alternate Base Rate Loans to Eurodollar Rate Loans or to continue Eurodollar Rate Loans as such shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans shall be converted to Alternate Base Rate Loans on the last day of the then current Interest Period applicable thereto, or within such earlier period as required by law. If the commitment of any Bank with respect to Eurodollar Rate Loans is suspended pursuant to this paragraph 2.10 and it shall once again become legal for such Bank to make or maintain its funding of Eurodollar Rate Loans, such Bank's commitment to make or maintain such Eurodollar Rate Loans shall be reinstated. Each Bank agrees to promptly notify the Company and the Agent upon learning of any change referred to above, as well as of any reinstatement of its ability to make and maintain Eurodollar Rate Loans as contemplated by this Agreement.

2.11	Increased Costs.

Regulatory Changes. In the event that any change in any law, regulation, treaty or directive or in the interpretation or application thereof by any Governmental Body charged with the administration thereof or compliance by any Bank with any request or directive from any central bank or other Governmental Body (a "Regulatory Change"):

(i) subjects any Bank to any tax of any kind whatsoever with respect to any Eurodollar Rate Loan or its obligations under this Agreement to make Eurodollar Rate Loans, or changes the basis of taxation of payments to such Bank of principal, interest or any other amount payable hereunder in respect of its Eurodollar Rate Loans (except for imposition of, or change in the rate of, tax on the overall net income of such Bank);

(ii) imposes, modifies or makes applicable any reserve, special deposit, compulsory loan, assessment or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit committed or extended by, or any other acquisition of funds by, any office of such Bank in respect of its Eurodollar Rate Loans which is not otherwise included in the determination of a Eurodollar Rate; or

(iii) imposes on such Bank any other condition with respect to Loans hereunder or the Commitments;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing, converting or maintaining its Eurodollar Rate Loans, or to reduce any amount receivable in respect of its Eurodollar Rate Loans, then, in any such case, the Company shall promptly pay to such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such additional cost or reduction in such amount receivable. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Bank to the Company shall be presumed to be correct absent manifest error.

2.12 Indemnity. Notwithstanding anything contained herein to the contrary, if the Company shall fail to borrow on a Borrowing Date after it shall have given a Borrowing Request, to the extent only that such Borrowing Request includes Eurodollar Loans, or if the right of the Company to have Eurodollar Rate Loans outstanding hereunder shall be suspended or terminated in accordance with the provisions of this Agreement prior to the last day of the Interest Period applicable thereto, or if, while a Eurodollar Rate Loan is outstanding, any repayment or prepayment of the principal amount of such Eurodollar Rate Loan is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Company agrees to indemnify each Bank against, and to pay on demand directly to such Bank, an amount, if greater than zero, equal to (i):

A x (B - C) x D
             ---
             365
where:

"A" equals the Affected Principal Amount;
"B" equals the Eurodollar Rate (expressed as a decimal), as the case may be, applicable to such Eurodollar Rate Loan;
"C" equals the applicable Eurodollar Rate (expressed as a decimal), as the case may be, in effect on the date of such failure to borrow, termination, prepayment or repayment, based on the applicable rates offered or bid, as the case may be, on such date (or, if no such rate is determinable on such date, the rate or rates offered or bid, as the case may be, determinable on the date closest thereto), for deposits in an amount equal approximately to the Affected Principal Amount with an Interest Period equal approximately to the period commencing on the first day of such Remaining Interest Period and ending on the last day of such Remaining Interest
Period or ending on the last day of the applicable
Interest Payment Period, as the case may be, as determined by the Bank;
"D" equals the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of such Remaining Interest
Payment Period;

and (ii) any additional amounts necessary to compensate such Bank for such additional cost or reduction in such amount receivable and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Bank) suffered by such Bank in liquidating deposits prior to maturity in amounts which correspond to the proposed borrowing, prepayment or repayment. The determination by each Bank of the amount of any such loss or expense shall be presumed to be correct absent manifest error.

2.13 Use of Proceeds. The proceeds of the Loans shall be used for working capital and other general corporate purposes.

2.14 Capital Adequacy. If either (i) the introduction of, or any change or phasing in of, any law or regulation or in the interpretation thereof by any Governmental Body charged with the administration thereof or (ii) compliance with any directive, guideline or request from any central bank or Governmental Body (whether or not having the force of law) promulgated or made after the date hereof (but including, in any event, any law, rule, regulation, interpretation, directive, guideline or request contemplated by the report dated July 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices) affects or would affect the amount of capital required or expected to be maintained by a Bank (or any lending office of such Bank) or any corporation directly or indirectly owning or controlling such Bank (or any lending office of such Bank) and such Bank shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on such Bank's capital or the asset value to such Bank of any Loan made by such Bank as a consequence, directly or indirectly, of its obligations to make and maintain the funding of Loans hereunder to a level below that which such Bank could have achieved but for such introduction, change or compliance (after taking into account such Bank's policies regarding capital adequacy) by an amount deemed by such Bank to be material, then, upon demand by such Bank, the Company shall promptly pay to such Bank such additional amount or amounts as shall be sufficient to compensate such Bank for such reduction on the rate of return. Each Bank shall calculate such amount or amounts payable to it under this paragraph 2.14 in a manner consistent with the manner in which it shall calculate similar amounts payable to it by other borrowers having provisions in their credit agreements comparable to this paragraph 2.14. Each Bank agrees to provide the Company with a certificate setting forth a description of any such amount in respect of which it seeks payment under this paragraph 2.14. Each Bank's determination of such amount or amounts that will compensate such Bank for such reductions shall be presumed correct absent manifest error.

2.15 Extension of Termination Date. The Company may, pursuant to a Commitment Extension Request in the form of Exhibit E delivered to the Agent and each Bank not less than 75 days prior to the then scheduled Termination Date, request each Bank to extend its Commitment for an additional three-hundred sixty-four (364) day period expiring on the 364th day of such period (or, if such date is not a Business Day, on the immediately preceding Business Day). Each of the Banks shall, within 45 days of receipt of a Commitment Extension Request from the Company, provide the Company with a non-binding preliminary indication regarding whether such Bank is likely to consent to the extension of its Commitment. If all Banks consent to the extension of their respective Commitments, which consents shall be given no less than 30 days prior to the then scheduled Termination Date, by signing and returning an original copy of the Commitment Extension Request attached hereto as Exhibit E, such Termination Date shall be so extended, and each Bank hereby agrees that the Agent may amend this Agreement and any other Loan Document to the extent necessary to effectuate such extension without the necessity of obtaining any such Bank's signature, the provisions of paragraph 13 to the contrary notwithstanding. In the event that less than all of the Banks consent to an extension of their respective Commitments, the Termination Date shall not be extended, unless the Company designates another bank reasonably satisfactory to the Banks willing so to extend the Termination Date, or one or more of the signatory Banks elect to increase its or their Commitments to the amount of the Commitment of the nonconsenting Bank (any such other bank, including any signatory Bank, to the extent of, and with respect to such an increase in its Commitment, being herein called a "Replacement Bank"), to assume the Commitment and obligations of such nonconsenting Bank or Banks (each, a "Nonconsenting Bank") with respect to its Loans, and to purchase the outstanding Note of such nonconsenting Bank and such Nonconsenting Bank's rights with respect to its Loans, without recourse or warranty, for a purchase price equal to the outstanding principal balance of the Note of such Nonconsenting Bank, plus all interest accrued thereon and all other amounts owing to such Nonconsenting Bank hereunder. Upon such assumption and purchase by a Replacement Bank, and provided that the Banks (excluding the Nonconsenting Banks and each Replacement Bank) have consented to the Commitment Extension Request prior to the then scheduled Termination Date, (i) the Termination Date shall be so extended, (ii) each such Replacement Bank shall be deemed to be a "Bank" for purposes of this Agreement, and (iii) each Nonconsenting Bank shall cease to be a "Bank" for all purposes of this Agreement (except with respect to its rights hereunder to be reimbursed for costs and expenses, and to indemnification with respect to, matters attributable to events, acts or conditions occurring prior to such assumption and purchase) and shall no longer have any obligations hereunder.

Each Bank will use its best efforts to respond promptly to any Commitment Extension Request, provided that no Bank's failure to so respond shall create any claim against it or have the effect of extending the Termination Date.

2.16 Notice of Costs: Substitution of Banks. Each Bank will notify the Company of any event that will entitle such Bank to compensation under paragraphs 2.11 and 2.14 as promptly as practicable, but in any event within 45 days after an officer of the Bank responsible for matters concerning this Agreement has knowledge of such event. If such Bank fails to give such notice, such Bank shall only be entitled to such compensation for the period commencing on the date of the giving of such notice. Each Bank shall use its best efforts to avoid the need to give a notice under paragraph 2.11 or 2.14 by designating a different Applicable Lending Office outside of the United States if such designation would avoid the need to give such notice and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. In the event the Company receives such notice or is otherwise required under the provisions of paragraphs 2.11 or 2.14 to make payments in a material amount to any Bank, the Company may, so long as no Event of Default shall have occurred and be continuing, elect to substitute such Bank as a party to this Agreement; provided that, concurrently with such substitution, (i) the Company shall pay that Bank all principal, interest and fees and other amounts (including without limitation, amounts, if any, owed under paragraph 2.11, 2.12 or 2.14) owed to such Bank through such date of termination, (ii) another commercial bank satisfactory to the Company and the Agent (or if the Agent is also the Bank to be substituted, the successor Agent) shall agree, as of such date, to become a Bank (whether by assignment or amendment) for all purposes under this Agreement and to assume all obligations of the Bank to be substituted as of such date, and (iii) all documents, supporting materials and fees necessary, in the judgment of the Agent (or if the Agent is also the Bank to be substituted, the successor Agent) to evidence the substitution of such Bank shall have been received and approved by the Agent as of such date.

3.   FEES; PAYMENTS.

3.1 Facility Fee. The Company agrees to pay to the Agent for the account of the Banks a fee (the "Facility Fee") equal to the rate per annum determined by reference to Exhibit B hereto based upon the Debt Rating of the Company multiplied by the Aggregate Commitment, which Facility Fee shall be payable in arrears on the last day of each March, June, September and December of each year, commencing on the first such date following the Effective Date and continuing until the later of the Termination Date or the date all sums due hereunder and under the Notes are paid in full; provided that if the Company has no Debt Rating, the Facility Fee shall be determined at the highest rate per annum for the relevant period set forth on Exhibit B.

3.2 Fees of the Agent. The Company agrees to pay to the Agent for its own account, such fees (the "Agent's Fees") for its services hereunder in such amounts and at such times as previously agreed upon by the Company and the Agent.

3.3   Computation of Interest and Fees.

(a) Interest in respect of Alternate Base Rate Loans and all other fees payable by the Company hereunder shall be calculated on the basis of a 365-day year (or 366-day year in a leap year) for the actual number of days elapsed. Interest in respect of Eurodollar Rate Loans and the Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or Eurodollar Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Company and the Banks of the effective date and the amount of each such change but failure of the Agent to do so shall not in any manner affect the obligation of the Company to pay interest on the Loans in the amounts and on the dates required.

(b) Each determination of the Alternate Base Rate or the Eurodollar Rate by the Agent pursuant to any provision of this Agreement shall be presumed to be correct absent manifest error.

3.4   Pro Rata Treatment and Application of Principal Payments.
Each Borrowing by the Company from the Banks, any conversion of Loans from one Type to the same or another Type, and any reduction of the Aggregate Commitments of the Banks, shall be made pro rata according to the Commitment Percentage of each Bank. All payments (including prepayments) to be made by the Company on account of principal and interest on Loans comprising the same Borrowing shall be made pro rata according to the outstanding principal amount of each Bank's Loans. All payments by the Company on all Loans shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, Boston time, on the date such payment is due, to the Agent for the account of the Banks at the Agent's office specified in paragraph 11.1, in each case in lawful money of the United States of America and in immediately available funds, and, as between the Company and the Banks, any payment by the Company to the Agent for the account of the Banks shall be deemed to be payment by the Company to the Banks; provided, however, that any payment received by the Agent on any Business Day after 12:00 noon shall be deemed to have been received on the immediately succeeding Business Day. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder or on any Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (unless, in the case of Eurodollar Loans, the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business
Day) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

3.5 Modification Fee. The Company agrees to pay on or prior to the Effective Date to the Agent for the account of the Banks a modification fee (the "Modification Fee") in the amount of $30,000 to be divided evenly among the Banks.

4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and the Banks to enter into this Agreement, the Company hereby represents and warrants to the Agent and to each Bank that:

4.1 Subsidiary. The Company has the Subsidiaries set forth in Exhibit F. The shares of each corporate Subsidiary owned by the Company are duly authorized, validly issued, fully paid and non-assessable and are owned free and clear of any Liens, except Liens permitted by paragraph 8.2.

4.2 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Vermont and has all requisite corporate power and authority to own its Property and to carry on its business as now conducted. The Company is in good standing and duly qualified to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

4.3 Corporate Authority. The Company has full corporate power and authority to enter into, execute, deliver and carry out the terms of this Agreement and to make the borrowings contemplated hereby, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary corporate action on its part and are in full compliance with its Charter and By-Laws. No consent or approval of, or exemption by, shareholders or any Governmental Body is required to authorize, or is required in connection with the execution, delivery and performance of, this Agreement and the Notes, or is required as a condition to the validity or enforceability of this Agreement and the Notes, except for the approval of the VPSB referred to in paragraph 5.6.

4.4 Binding Agreement. This Agreement and the Mortgage constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

4.5 Litigation. Except for the matters set forth in the Designated Documents, there are no actions, suits or arbitration proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or to the knowledge of the Company threatened against the Company or any Subsidiary, or maintained by the Company or any Subsidiary, in law or in equity before any Governmental Body which, if decided adversely to the Company or such Subsidiary, would have a Material Adverse Effect upon the Company after giving effect to reserves reflected in the Financial Statements or the footnotes thereto. There are no proceedings pending or to the knowledge of the Company threatened against the Company which call into question the validity and enforceability of this Agreement or the Notes.

4.6 Non Conflicting Agreements. Except for the matters set forth in the Designated Documents, the Company is not in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which would have a Material Adverse Effect upon the Company. No provision of the Charter or By-Laws of the Company, and no provision of any existing mortgage, indenture contract, agreement, statute (including, without limitation, any applicable usury or similar law), rule, regulation, judgment, decree or order binding on the Company or any Subsidiary could in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the Notes, and the taking of any such action will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien not permitted by paragraph 8.2 upon the Property of the Company pursuant to the terms of any such mortgage, indenture, contract or agreement.

4.7 Taxes. The Company has filed or caused to be filed all tax returns material to the Company required by law to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it. No tax liens have been filed and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected therein. The Internal Revenue Service has audited and settled upon, or the applicable statutes of limitation have run upon, all Federal income tax returns of the Company through the tax year ended December 31, 1991, and, to the extent required by GAAP, the results of all such audits are reflected in the Financial Statements. The charges, accruals and reserves on the books of the Company with respect to all taxes are considered by the management of the Company to be adequate, and the Company knows of no unpaid assessment which is due and payable against the Company which would have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP.

4.8 Financial Statements. The Company heretofore delivered to each Bank (i) copies of the Consolidated Balance Sheets at December 31, 1997, December 31, 1996 and December 31, 1995, and the related Consolidated Statements of Income, Cash Flows and Capitalization Data for the years ended December 31, 1997, 1996, 1995 and 1994 and (ii) copies of the Consolidated quarterly reports of the Company and its Subsidiaries as of June 30, 1996, September 30, 1996, March 31, 1997, June 30, 1997, September 30, 1997 and March 31, 1998, each containing a Consolidated balance sheet and Consolidated statements of income and cash flows of the Company and its Subsidiaries (the statements in (i) and (ii) above being sometimes referred to herein as the "Financial Statements"). The financial statements set forth in (i) above were audited and reported on by the Accountants on January 29, 1996, January 31, 1997, February 2, 1998 or March 2, 1998, as the case may be and the financial statements set forth in (ii) above were prepared by the Company. The Financial Statements fairly present the Consolidated financial condition and the Consolidated results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated therein, and have been prepared in conformity with GAAP. Except (a) as reflected in the financial statements specified in (i) above or in the footnotes thereto, or (b) as otherwise disclosed to the Banks in a writing specifically referring to this paragraph 4.8, neither the Company nor any Subsidiary has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which is material to the Company and its Subsidiaries on a Consolidated basis and which, in accordance with GAAP, should have been shown on such financial statements and were not, other than those incurred in the ordinary course of their respective businesses since December 31, 1997. Since December 31, 1997, each of the Company and each Subsidiary has conducted its business only in the ordinary course, and as of the Effective Date, except for the matters set forth in the Designated Documents, there has been no Material Adverse Change.

4.9 Compliance with Applicable Laws. Except as set forth in the Designated Documents, neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body applicable to the Company or such Subsidiary which default would have a Material Adverse Effect upon the Company. Except as set forth in the Designated Documents, each of the Company and each Subsidiary is complying in all material respects with all applicable material statutes and regulations of all Governmental Bodies, including ERISA and all Environmental Laws, a violation of which would have a Material Adverse Effect upon the Company.

4.10 Governmental Regulations. The Company is not an "Investment Company" as such term is defined in the Investment Company Act of 1940, as amended.

4.11 Property. The Company has good and marketable title to all of its Property, title to which is material to the Company, subject to no Lien, except as permitted by paragraph 8.2.

4.12 Federal Reserve Regulations. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used (i) to purchase or carry any such margin stock, (ii) to extend credit to others for the purpose of purchasing or carrying any margin stock, (iii) for a purpose which violates the provisions of Regulations G, U and X of the Board of Governors of the Federal Reserve System, as amended, or (iv) for a purpose which violates any other applicable law, rule or regulation of any Governmental Body. Not more than 25% of the value of the aggregate of the assets of the Company subject to the provisions of this Agreement is represented by margin stock within the meaning of said Regulation U.

4.13 No Misrepresentation. No representation or warranty contained herein and no certificate or report furnished or to be furnished by the Company in connection with the transactions contemplated hereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements herein or therein contained not misleading in the light of the circumstances under which made.

4.14 Pension Plans. Each Plan, and to the best of the Company's knowledge each Multiemployer Plan, established or maintained by the Company and its Subsidiaries, is in material compliance with the applicable provisions of ERISA and the Code, and the Company and its Subsidiaries have filed all material reports required to be filed with respect to each such Plan by ERISA and the Code. The Company and its Subsidiaries have met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since the effective date of ERISA, there have not been, nor are there now existing, any events or conditions which would permit any Plan and to the best of the Company's knowledge any Multiemployer Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the Property of the Company or any of its Subsidiaries. Since the effective date of ERISA, no reportable event as defined in Title IV of ERISA, which constitutes grounds for the termination of any Plan and to the best of the Company's knowledge any Multiemployer Plan, has occurred and no Plan or any related trust has been terminated in whole or in part which would have a Material Adverse Effect.

4.15 Public Utility Holding Company Act. The Company is a public utility holding company under the Public Utility Holding Company Act of 1935, as amended, (the "Public Utility Act") and each of its Subsidiaries are "subsidiaries" of a "holding company" under the Public Utility Act. The Company and its Subsidiaries have filed an exemption statement under Section 3(a)(2) of the Public Utility Act and is therefore exempt from the provisions of the Public Utility Act, except for Section 9(a)(2) thereof (which prohibits the acquisition of securities of certain other utility companies without approval of the Securities and Exchange Commission).

4.16 Approvals. The Company has obtained all authorizations, approvals or consents of and made all filings or registrations with all Governmental Bodies as are necessary to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the Notes and all such authorizations, approvals and consents are in full force and effect.

4.17 Regulatory Investigations. The VPSB is not currently conducting and has not conducted within the five (5) year period immediately preceding the date hereof, an investigation of the Company or any of its Subsidiaries, other than an investigation conducted by the VPSB in its routine general supervisory role of the Company as a public utility company.

4.18 No Adverse Change or Event. Except for the matters set forth in the Designated Documents, since December 31, 1997, no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Company has occurred, and no event has occurred or failed to occur, that has had or would reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Material Adverse Effect on
(a) the Company or (b) any Loan Document. Such an adverse change may have occurred, and such an event may have occurred or failed to occur, at any particular time notwithstanding the fact that at such time no default or Event of Default shall have occurred and be continuing.

4.19 Year 2000 Problem. The Company and its Subsidiaries have reviewed the areas within their businesses and operations which would be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (i.e. the risk that computer applications used by the Company or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based upon such review, the Company reasonably believes that the "Year 2000 Problem" will not have any Material Adverse Effect on the Company. The Company expects to achieve year 2000 compliance by June 30, 1999.

5. CONDITIONS OF BORROWING -- FIRST BORROWING. In addition to the requirements set forth in paragraph 6, the obligations of the Banks to make the first Loans on the initial Borrowing Date are subject to the fulfillment of the following conditions precedent:

5.1 Evidence of Corporate Action. The Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of the Company (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent and to Special Counsel) taken by the Company to authorize this Agreement, the Notes and the borrowings hereunder,
(ii) attaching a true and complete copy of the Charter and the By-Laws of the Company, and (iii) setting forth the incumbency of the officer or officers of the Company who sign this Agreement and the Notes, including therein a signature specimen of such officer or officers, together with a certificate of the Secretary of State of Vermont as to the good standing of, and the payment of franchise taxes therein by, the Company, together with such other documents as the Agent or Special Counsel shall reasonably require.

5.2 Notes. The Agent shall have received and be in possession of the Notes executed by the duly authorized officer or officers of the Company.

5.3 Mortgage. The Mortgage shall have been executed by the duly authorized officer or officers of the Company and the Agent shall have received evidence satisfactory to it that Uniform Commercial Code financing statements and the Mortgage shall have been filed in such jurisdictions as shall be necessary to grant the Agent on behalf of the Banks a priority security interest in, and Lien on, the Mortgaged Property, subject only to the Mortgage securing the First Mortgage Bonds.

5.4 Opinion of Counsel to the Company. The Agent shall have received (a) the opinion of Sheehey Brue Gray & Furlong P.C., counsel to the Company, or its successor, if any, addressed to the Banks and to the Agent, dated the Effective Date, substantially in the form of Exhibit G-1, which opinion shall also include such counsel's opinion as to the security interest granted to the Banks pursuant to the Mortgage and the perfection of the lien of the Mortgage and (b) the opinion of the General Counsel of the Company addressed to the Banks and to the Agent, dated the Effective Date, substantially in the form of Exhibit G-2.

5.5 Fees. The fees of Special Counsel and the Modification Fee shall have been paid.

5.6 VPSB Approval. The Agent shall have received true copies for each Bank of any required order or orders of the VPSB approving this Agreement in the form executed and delivered to the Agent by the Company and each Bank with no material changes to this Agreement. Such approval shall be final and shall no longer be subject to appeal, shall be in full force and effect, shall be in form and substance satisfactory to the Agent and Special Counsel. The Agent acknowledges receipt of the VPSB order dated June 3, 1998 in Docket No. 6015 approving the amendments contained in this Agreement. In addition, the Agent shall have received a certificate of the Secretary of the Company to the effect that no other consents, approvals or licenses are necessary in connection with the borrowings hereunder.

6. CONDITIONS OF BORROWING -- ALL BORROWINGS. The obligations of the Banks to make all Loans hereunder on each Borrowing Date are subject to the fulfillment of the following conditions precedent:

6.1 Compliance. On each Borrowing Date, and after giving effect to the Loans to be made on such date (a) the Company and each Subsidiary shall be in compliance with all of the terms, covenants and conditions of this Agreement, (b) there shall exist no Event of Default, (c) the representations and warranties contained in this Agreement, or otherwise in writing made by the Company in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on such Borrowing Date (except such thereof as specifically refer to an earlier date) and (d) no event shall have occurred or failed to occur, that has had or would reasonably be expected to have, either alone or in conjunction with all other such events and failures, a Material Adverse Effect since the date of the last Borrowing Date, and the Agent shall have received a certificate in the form of Exhibit C attached hereto, dated the Borrowing Date, and signed on behalf of the Company by a duly authorized officer of the Company, to the same effect as all of the foregoing matters.

6.2 Loan Closings. All documents required by paragraphs 5 and 6 of this Agreement to be executed and/or delivered to the Agent on or before the applicable Borrowing Date shall have been executed and delivered at the office of the Agent set forth in paragraph 11 on or before such Borrowing Date.

6.3 Approval of Counsel. All legal matters in connection with the making of each Loan on Borrowing Date shall be reasonably satisfactory to such counsel with whom the Agent may deem it necessary to consult.

6.4   Borrowing Request.  The Agent shall have received a Borrowing
Request.

6.5 Other Documents. The Agent shall have received such other documents as the Agent shall reasonably require.

7.   AFFIRMATIVE COVENANTS.

The Company covenants and agrees that on and after the Effective
Date until the later of the termination of the Commitments or the payment in full of the Notes and the performance by the Company of all other obligations of the Company hereunder, unless the Agent shall otherwise consent in writing as provided in paragraph 13, the Company will:

7.1 Corporate Existence. Maintain its corporate existence, in good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the character of the Property owned or leased by it therein or the transaction of its business makes such qualification necessary, except as otherwise expressly permitted hereunder.

7.2 Taxes. Pay and discharge when due all taxes, assessments and governmental charges and levies upon the Company, and upon the income, profits and Property of the Company, which if unpaid would have a Material Adverse Effect or become a Lien not permitted under paragraph 8.2, unless and to the extent only that such taxes, assessments, charges and levies, (a) shall be contested in good faith and by appropriate proceedings diligently conducted by the Company, provided that such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor, or (b) are not in the aggregate material to the financial condition, Property or operations of the Company.

7.3 Insurance. Maintain insurance with financially sound insurance carriers on such of its Property in such amounts, subject to such deductibles and self-insured amounts and against such risks as is customarily maintained by similar businesses, including, without limitation, public liability, workers' compensation and employee fidelity insurance.

7.4 Payment of Indebtedness and Performance of Obligations. Pay and discharge promptly as and when due all lawful indebtedness, obligations and claims for labor, materials and supplies or otherwise (including, without limitation, Funded Debt) which, if unpaid, would (a) have a Material Adverse Effect, or (b) become a Lien not permitted by paragraph 8.2, provided that the Company shall not be required to pay and discharge or cause to be paid and discharged any such indebtedness, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Company, and further provided that such reserve or other appropriate provision as shall be required in accordance with GAAP shall have been made therefor.

7.5 Observance of Legal Requirements; ERISA. Observe and comply, and cause each Subsidiary to observe and comply, in all material respects with all laws (including ERISA and all Environmental Laws), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to the Company or such Subsidiary, a violation of which would have a Material Adverse Effect upon the Company, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Company or such Subsidiary, provided that such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor.

7.6   Financial Statements and Other Information.  Furnish to the
Agent and the Banks:

(a) as soon as available, but in no event more than 90 days after the close of each fiscal year of the Company, copies of its audited Consolidated Balance Sheet and the related audited Consolidated Statements of Income, Shareholders' Equity and Changes in Financial Position for such fiscal year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year all reported by the Accountants which report shall state that said financial statements fairly present the financial position and results of operations of the Company as at the end of and for such fiscal year except as specifically stated therein, as of and through the end of such fiscal year, prepared in accordance with GAAP and accompanied by a report with respect thereto of the Accountants, together with a certificate signed on behalf of the Company by the principal financial officer thereof to the effect that having read this Agreement, and based upon an examination which in the opinion of such officer was sufficient to enable such officer to make an informed statement, (x) such statements fairly present the financial position and results of the operations of the Company and its Subsidiaries on a Consolidated basis to the best of such officer's knowledge, and (y) nothing came to such officer's attention which caused such officer to believe that an Event of Default has occurred, or if an Event of Default has occurred, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto;

(b) as soon as available, but in no event more than 45 days after the close of each quarter (except the last quarter) of each fiscal year of the Company a Consolidated Balance Sheet and Consolidated Statements of Income and Changes in Financial Position of the Company and its Subsidiaries as of and through the end of such quarter, together with a certificate signed on behalf of the Company by the principal financial officer thereof to the effect that having read this Agreement, and based upon an examination which in the opinion of such officer was sufficient to enable such officer to make an informed statement, (x) such statements fairly present the financial position and results of the operations of the Company and its Subsidiaries on a Consolidated basis to the best of such officer's knowledge, and (y) nothing came to such officer's attention which caused such officer to believe that an Event of Default has occurred, or if an Event of Default has occurred, stating the facts with respect thereto and whether the same has been cured prior to the date of such certificate, and, if not, what action is proposed to be taken with respect thereto;

(c) prompt notice if: (x) any obligation of the Company (other than its obligations under this Agreement or the Notes) for a payment in excess of $500,000 of any Funded Debt is not paid when due or within any grace period for the payment thereof or is declared or shall become due and payable prior to its stated maturity, or (y) to the knowledge of any Authorized Signatory of the Company there shall occur and be continuing an event which constitutes, or which with the giving of notice or the lapse of time, or both, would constitute an Event of Default under any agreement with respect to Funded Debt of the Company (including this Agreement);

(d) prompt written notice in the event that (i) the Company or any Subsidiary shall fail to make any payments when due and payable under any Plan or Multiemployer Plan, or (ii) the Company or any Subsidiary shall receive notice from the Internal Revenue Service or the Department of Labor that the Company or such Subsidiary shall have failed to meet the minimum funding requirements of any Plan or Multiemployer Plan, including therewith a copy of such notice;

(e) promptly upon becoming available, copies of all regular, periodic or special reports or other material which may be filed with or delivered by the Company to the Securities and Exchange Commission, or any other Governmental Body succeeding to the functions thereof;

(f) prompt written notice in the event the Debt Rating of the Company shall change or the Company shall have no Debt Rating;

(g) prompt written notice and a copy of any Environmental Notice excluding, however, any such Environmental Notices relating to the Pine Street Marsh site in Burlington, Vermont (the "Pine Street Site") if the effect of such Environmental Notice (i) does not change the status of the Pine Street Site as it exists as of the date hereof as it relates to the Company and (ii) would not have a Material Adverse Effect;

(h) a certificate of the Company, dated the date of each such annual report or quarterly report required pursuant to paragraphs 7.6(a) and (b), and signed on behalf of the Company by the President, chief financial officer, chief accounting officer or Treasurer, which sets forth all relevant calculations needed to determine whether the Company is in compliance with paragraph 8.8 hereof, which calculations are based on the most recent fiscal quarter required to be supplied pursuant to paragraphs 7.6(a) and (b); and

(i) such other information and reports relating to the affairs of the Company and its Subsidiaries, as the Agent or any Bank at any time or from time to time may reasonably request.

7.7 Inspection. Permit representatives of the Agent or any Bank to visit the offices of the Company, to examine the books and records thereof and to make copies or extracts therefrom, and to discuss the affairs of the Company with the officers, including the financial officers, thereof, at reasonable times, at reasonable intervals and with reasonable prior notice.

7.8 Year 2000 Compliance. The Company shall use its best efforts to be year 2000 compliant in all material respects by June 30, 1999. The Company shall provide to the Agent and the Banks such information and reports relating to the Company's efforts to be year 2000 compliant as the Agent or any Bank at any time or from time to time may reasonably request.

7.9 Property Searches. Within 30 days after the Effective Date, the Company shall cause a law firm mutually acceptable to the Company and the Agent (the "Designated Firm") to prepare and deliver to the Agent a summary, after due investigation, with respect to each of the Company's ten most valuable parcels of real estate (based upon assessed value), that describes, in reasonable detail, all liens, encumbrances and other rights with respect to each such parcel (such summary, the "Partial Property Search Summary"). If, based on the Partial Property Search Summary, the priority of the lien of the Mortgage is neither a first nor a second priority lien on any of such parcels included in the Partial Property Search Summary and, in the reasonable opinion of the Agent or any of the Banks, such subordinate position could have a material and adverse effect on the ability of the Banks to realize value from the Mortgaged Property in an amount at least equal to the Aggregate Commitments upon the occurrence of an Event of Default, then the Agent or any of the Banks shall have the right to require the Company, at the Company's sole cost and expense, to cause the Designated Firm to prepare and deliver to the Agent a summary, after due investigation, with respect to each parcel of real estate constituting the Mortgaged Property that describes, in reasonable detail, all liens, encumbrances and other rights with respect to each such parcel (such summary, the "Full Property Search Summary").

8. NEGATIVE COVENANTS. The Company covenants and agrees that from the Effective Date until the later of the termination of the Commitments or the payment in full of the Notes and the performance by the Company of all other obligations of the Company hereunder, unless the Agent shall otherwise consent in writing as provided in paragraph 13, the Company will not:

8.1 Funded Debt. Create, incur, assume, guarantee or suffer to exist any Short-Term Funded Debt (excluding the Loans) in excess of $8,000,000, individually or in the aggregate, excluding, however, the Company's payment obligations meeting the capital lease accounting requirements under SFAS 13 pursuant to certain thirty-year support agreements among the Company, VELCO and other New England Power Pool members and Hydro-Quebec in connection with the construction of the second phase of the interconnection between the New England electric systems and that of Hydro-Quebec, or unless the same is permitted or allowed in connection with the provisions of the First Mortgage Bonds specifically relating to restrictions on Funded Debt, which provisions are incorporated by reference herein as if fully set forth herein.

8.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, to secure any indebtedness or other obligation, except for Liens existing as of April 13, 1998 and arising in connection with the First Mortgage Bonds, the provisions of which specifically relating to restrictions on Liens are incorporated by reference herein as if fully set forth herein, or arising pursuant to the terms of this Agreement, and except for the following:

(i) materialmens', mechanics', suppliers', tax and other like liens arising in the ordinary course of business securing obligations which are not overdue, or if overdue are being contested in good faith by appropriate proceedings and then only to the extent that the Company has set aside on its books adequate reserves therefor in accordance with GAAP and such contest does not have a Material Adverse Effect; liens arising in connection with workers' compensation, unemployment insurance, and appeal and release bonds, and other liens incident to the conduct of business or the operation of property and assets and not incurred in connection with the obtaining of any advance or credit and which Liens do not, or would not, have a Material Adverse Effect;

(ii) Liens arising out of judgments or awards against the Company with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or preceding for review and which Liens do not, or would not, have a Material Adverse Effect;

(iii) Liens upon Property of the Company to secure debt or other obligations owing by the Company to the United States, the State of Vermont or any agencies or instrumentalities of either thereof in connection with the financing or other furnishing of the respective property by the respective government, agency or instrumentality and which liens do not or would not, have a Material Adverse Effect;

(iv) Liens arising by reason of the terms of contracts to which the Company is a party relative to the joint ownership of generation and/or transmission facilities and which Liens do not, or would not, have a Material Adverse Effect; and

(v)   any other Liens not in excess of $500,000 in the aggregate.

8.3 Mergers and Consolidations. Except with the prior written consent of the Majority Banks, consolidate with or merge into any other Person.

8.4 Sale of Property. Except with the prior written consent of the Majority Banks, sell, lease or otherwise dispose of any significant part of its Property (including, without limitation, the right to receive income), except (i) in the ordinary course of business and (ii) obsolete or worn out Property which is no longer used or useful to the Company.

8.5   Dividends; Distributions.  Declare or pay any dividends
(other than dividends payable in shares of common stock of the Company) on, or make any other distribution in respect of, any shares of any class of capital stock of the Company, or apply any of its property or assets to, or set aside any sum for, the payment, purchase, redemption or other acquisition or retirement of, any shares of any class of capital stock of the Company, if, after giving effect to such dividend or other distribution, the result of such dividend or other distribution would have a Material Adverse Effect.

8.6 Guaranties. Except as set forth in the Financial Statements, the Company shall not guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person (including without limitation any officer, director, employee or stockholder of the Company) in excess of $500,000 in the aggregate, whether by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise, unless the same is permitted or allowed in connection with the provisions of the First Mortgage Bonds specifically relating to the same, which provisions are incorporated by reference herein as if fully set forth herein.

8.7 Amendment of Charter or By-Laws. The Company shall not amend its Charter or By-Laws or change its fiscal year end if the result of any such amendment or change in its fiscal year end would adversely affect or otherwise impair the rights and remedies of the Banks hereunder or under any other Loan Document.

8.8 Funded Debt to Capitalization Test. Permit the total amount of Funded Debt to exceed fifty-five percent (55%) of Total
Capitalization.

8.9 First Mortgage Bonds. Except with the consent of all of the Banks, issue any additional First Mortgage Bonds not issued as of April 13, 1998 unless all of the proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) of such additional First Mortgage Bonds shall be used to pay down any then-outstanding Loans and permanently reduce the Aggregate Commitments in accordance with Section 2.5 hereof, excluding, however the requirements of Section 2.5(a)(i) in connection with any such reduction.

9. EVENTS OF DEFAULT. The following shall each constitute an Event of Default hereunder:

(a) the failure of the Company to pay any amounts (i) of principal due hereunder or under the Notes when such amounts are due or declared due, or (ii) any other amounts, including interest and fees, due hereunder or under the Notes within five (5) Business Days after such amounts are due or declared due, in any case whether at stated maturity by acceleration or otherwise;

(b) the failure of the Company to observe or perform any covenant or agreement contained in paragraph 8 and, with respect to paragraph 8.2 only, such failure shall have continued unremedied for a period of five
(5) Business Days after the Company knows, or should have known, of such default; or

(c) the failure of the Company to observe or perform any other term, covenant, or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 10 days after written notice, specifying such failure and requiring it to be remedied, shall have been given to the Company by the Agent; or

(d) any material representation or warranty made herein or in any certificate, report, or notice delivered or to be delivered by the Company pursuant hereto, shall prove to have been incorrect in any material respect when made; or

(e) if the Company shall default (as principal or guarantor, surety or other obligor) in the payment of any principal of, or premium, if any, or interest on any Funded Debt in excess of $1,000,000 (other than its obligations under this Agreement and the Notes), or with respect to any of the terms of any evidence of such indebtedness or of any agreement relating thereto, and such default shall entitle the holder of such indebtedness to accelerate the maturity thereof, unless, in the case of any non-payment default, such default has been affirmatively waived by or on behalf of the holder of such indebtedness; or

(f) the Company shall (i) make an assignment for the benefit of creditors, (ii) admit in writing its inability to pay its debts as they become due or generally fail to pay its debts as they become due, (iii) file a voluntary petition in bankruptcy, (iv) become insolvent (however such insolvency shall be evidenced), (v) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction,
(vi) petition or apply to any tribunal for any trustee, receiver, custodian, liquidate or fiscal agent for any substantial part of its Property, (vii) be the subject of any proceeding referred to in clause
(vi) above or an involuntary bankruptcy petition filed against it which remains undischarged for a period of 60 days, (viii) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, (ix) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidate, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 60 days, (x) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Company or (xi) suspend or discontinue its business (except as otherwise expressly permitted herein); or

(g) an order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Company a bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Company under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a trustee, receiver, custodian, liquidator, or fiscal agent (or other similar official) of the Company or of any substantial part of its Property, or
(iv) ordering the winding up or liquidation of the affairs of the Company; or

(h) judgments or decrees against the Company in excess of $3,000,000 (unless such judgment or decree is insured and the insurer has admitted liability) or for an aggregate amount in excess of $6,000,000 (whether or not insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

(i) any fact or circumstance, including any Reportable Event as defined in Title IV of ERISA, at a time when there exists an underfunding of the Plan in an amount in excess of $500,000, which constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee to administer any Plan, shall have occurred and be continuing for a period of 30 days; or

(j)   the occurrence of a Material Adverse Change; or

(k) the occurrence of any Event of Default (other than an Event of Default which is waived by the party or parties entitled to take remedial action upon the occurrence of such Event of Default) under any of the Loan Documents, or any other document or instrument evidencing, securing or relating to the liabilities or obligations of the Company to the Banks hereunder or thereunder; or

(l) if, based upon the Full Property Search Summary, the lien of the Mortgage is neither a first nor second priority lien and it is the reasonable opinion of the Banks that such subordinate priority could have a material adverse effect on the Banks' ability to realize value from the Mortgaged Property in an amount at least equal to the Aggregate Commitments.

Upon the occurrence and during the continuance of an Event of Default under this paragraph 9, the Agent, upon the request of the Majority Banks, shall notify the Company that the Commitments have been terminated and that the Notes, all accrued interest thereon and all other amounts owing under this Agreement are immediately due and payable, provided that upon the occurrence of an event specified in paragraphs 9(f) or 9(g), the Commitments shall automatically terminate and the Notes (with accrued interest thereon) and all other amounts owing under this Agreement shall become immediately due and payable without notice to the Company. Except for any notice expressly provided for in this paragraph 9, the Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. The Company hereby further expressly waives and covenants not to assert any appeasement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement or the Notes.

In the event that the unpaid principal balance of the Notes, all accrued interest thereon and all other amounts owing under this Agreement shall have been declared due and payable pursuant to the provisions of this paragraph 9, the Agent may, and, upon (i) the request of the Majority Banks and (ii) the providing by all of the Banks to the Agent of an indemnity in form and substance satisfactory to the Agent in accordance with paragraph 10.3 against all expenses and liabilities shall, proceed to enforce the rights of the holders of the Notes and the Mortgageby suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in this Agreement, the Notes or the Mortgage. The Agent shall be justified in failing or refusing to take any action hereunder, under the Notes and under the Mortgage unless it shall be indemnified to its satisfaction by the Banks pro rata according to the aggregate outstanding principal balance of the Notes against any and all liabilities and expenses which may be incurred by it by reason of taking or continuing to take any such action. In the event that the Agent, having been so indemnified, or not being indemnified to its satisfaction, shall fail or refuse so to proceed, any Bank shall be entitled to take such action as it shall deem appropriate to enforce its rights hereunder, under its Notes and under the Mortgage, with the consent of the Banks, it being understood and intended that no one or more of the holders of the Notes shall have any right to enforce payment thereof except as provided in this paragraph 9 and in paragraph 12.

If an Event of Default shall have occurred and shall be continuing, the Agent may, and at the request of the Majority Banks shall, notify the Company (by telephone or otherwise) that all or such lesser amount as the Majority Banks shall designate of the outstanding Eurodollar Rate Loans automatically shall be converted to Alternate Base Rate Loans, in which event such Eurodollar Rate Loans automatically shall be converted to Alternate Base Rate Loans on the date such notice is given. If such notice is given, notwithstanding anything in paragraph 2.7 to the contrary, no Alternate Base Rate Loan may be converted to a Eurodollar Rate Loan if an Event of Default has occurred and is continuing at the time the Company shall notify the Agent of its election to so convert.

10. THE AGENT. The Banks and the Agent agree by and among themselves that:

10.1 Appointment. FNB is hereby irrevocably designated the Agent by each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers, as are set forth herein and as are reasonably incidental thereto.

10.2 Delegation of Duties, Etc. The Agent may execute any duties and perform any powers hereunder by or through agents or employees, and shall be entitled to consult with legal counsel and any accountant or other professional selected by it. Any action taken or omitted to be taken or suffered in good faith by the Agent in accordance with the opinion of such counsel or accountant or other professional shall be full justification and protection to the Agent.

10.3 Indemnification. The Banks agree to indemnify the Agent in its capacity as such, to the extent not reimbursed by the Company, pro rata according to their respective Commitments as of the Effective Date, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or the Notes or any action taken or omitted to be taken or suffered in good faith by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly for its pro-rata share of any reasonable out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement and the Notes, to the extent that the Agent, having sought reimbursement for such expenses from the Company, is not promptly reimbursed by the Company. Any reference herein and in any document executed in connection herewith, to the Banks providing an indemnity in form and substance satisfactory to the Agent prior to the Agent taking any action hereunder shall be satisfied by the Banks executing an agreement confirming their agreement to promptly indemnify the Agent in accordance with this paragraph 10.3.

10.4 Exculpatory Provisions. Neither Agent, nor any of its officers, directors, employees or agents, shall be liable for any action taken or omitted to be taken or suffered by it or them hereunder or under the Notes, or in connection herewith or therewith, including without limitation any action taken or omitted to be taken in connection with any telephonic communication pursuant to paragraph 2.3 hereof, except that the Agent shall be liable for its own gross negligence or willful misconduct. The Agent shall not be liable in any manner for the effectiveness, enforceability, collectibility, genuineness, validity or the due execution of this Agreement or the Notes, or for the due authorization, authenticity or accuracy of the representations and warranties contained herein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder, and the Agent shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Agent shall not be under any duty or responsibility to any Bank to ascertain or to inquire into the performance or observance by the Company or any Subsidiary of any of the provisions hereof or of the Notes or of any document executed and delivered in connection herewith or therewith. Each other Bank expressly acknowledges that the Agent has not made any representations or warranties to it and that no act taken by the Agent shall be deemed to constitute any representation or warranty by the Agent to any other Bank. Each Bank acknowledges that it has taken and will continue to take such action and has made and will continue to make such investigation as it deems necessary to inform itself of the affairs of the Company and each Subsidiary, and each Bank acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Company and its Subsidiaries, and that, in entering into this Agreement, and in agreeing to make its Loans, it has not relied and will not rely upon any information or representations furnished or given by the Agent or any other Bank.

10.5 Agent in its Individual Capacity. With respect to its Loans and any renewals, extensions or deferrals of the payment thereof and any
Note issued to or held by it, the Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise requires, include the Agent in its individual capacity. FNB and its affiliates may accept deposits from, lend money to, act as trustee or other fiduciary in connection with transactions involving, and otherwise engage in any business with the Company and its affiliates and any Person who may do business with or own securities of the Company or any affiliate of the Company, all as if FNB were not the Agent hereunder and without any obligation to account or report therefor to any Bank.

10.6 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent who are responsible for matters concerning this Agreement shall have actual knowledge of such occurrence or shall have been notified in writing by a Bank that such Bank considers that an Event of Default has occurred and is continuing and specifying the nature thereof.

In the event the Agent shall have acquired actual knowledge of any Event of Default, it shall promptly give notice thereof to the Banks.

10.7 Resignation of Agent. If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Banks a written notification of its resignation as Agent under this Agreement, such resignation to be effective on the earlier to occur of (a) the forty-fifth (45th) day after the date of such notice or (b) the date upon which a successor Agent accepts its appointment as successor Agent. If the Agent resigns hereunder, the Company shall have the right to appoint, with the prior written approval of the Banks, which approval shall not be unreasonably withheld, a successor Agent hereunder, provided, however that upon the occurrence and during the continuance of an Event of Default, the Banks shall have the right to appoint such successor Agent hereunder. The successor Agent shall be a commercial bank or other financial institution organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent hereunder, and the retiring Agent shall be discharged from any further duties and obligations under this Agreement. The Company and the Banks agree to execute such documents as shall be necessary to effect such appointment. After the retiring Agent's resignation or removal hereunder, the provisions of this paragraph 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while the Agent under this Agreement. If at any time hereunder there shall not be a duly appointed and acting Agent, the Company agrees to make each payment due hereunder and under the Notes directly to the Banks entitled thereto.

10.8 Requests to the Agent. Whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks, the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks subject, however, to the provisions of paragraph 13.

11.   NOTICES.

11.1 Manner of Delivery. Except as otherwise specifically provided herein, all notices and demands shall be in writing and shall be mailed by certified mail return receipt requested or sent by telegram, telecopy or telex or delivered in person, and all statements, reports, documents, consents, waivers, certificates and other papers required to be delivered hereunder shall be mailed by first-class mail or delivered in person, in each case to the respective parties to this Agreement as follows:

if to the Company, to:

Green Mountain Power Corporation
25 Green Mountain Drive
South Burlington, Vermont 05403
Attention:  John J. Lampron
Telephone:  (802) 864-5731
Telecopy:   (802) 865-9974

with a copy to:

Michael G. Furlong, Esq.
Sheehey Brue Gray & Furlong P.C.
30 Main Street
P.O. Box 66
Burlington, Vermont 05402
Telephone:  (802) 864-9891
Telecopy:   (802) 864-6815

if to the Agent, to:

Fleet National Bank
One Federal Street
Boston, Massachusetts 02211
Attention: Robert Lanigan, Director
Telephone:  (617) 346-0576
Telecopy:   (617) 346-0580

with a copy to:

Peter S. Johnson, Esq.
Gadsby & Hannah LLP
225 Franklin Street
Boston, MA 02110
Telephone:  (617) 345-7052
Telecopy:   (617) 345-7050

if to the Banks, to:

Fleet National Bank
One Federal Street
Boston, Massachusetts 02211
Attention: Robert Lanigan, Director
Telephone:  (617) 346-0576
Telecopy:   (617) 346-0580

with a copy to:

Peter S. Johnson, Esq.
Gadsby & Hannah LLP
225 Franklin Street
Boston, MA 02110
Telephone:  (617) 345-7052
Telecopy:   (617) 345-7050

The Bank of Nova Scotia
28 State Street
Boston, MA 02109
Attention:  Stephen Foley, Relationship Manager
Telephone:  (617) 624-7612
Telecopy:   (617) 624-7607

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110
Attention:  Lise Anne Boutiette, Vice President
Telephone:  (617) 664-3262
Telecopy:   (617) 664-6527

or to such other Person or address as a party hereto shall designate to the other parties hereto from time to time in writing forwarded in like manner. Any notice or demand given in accordance with the provisions of this paragraph 11.1 shall be effective when received and any consent, waiver or other communication given in accordance with the provisions of this paragraph 11.1 shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at its address specified above or, if sent by first class mail, on the third Business Day after the day when deposited in the mail, postage prepaid, and addressed to such party at such address, provided that a notice of change of address shall be deemed to be effective when actually received.

11.2 Distribution of Copies. Whenever the Company is required to deliver any statement, report, document, certificate or other paper (other than Borrowing Request or a notice to convert under paragraph 2.7) to the Agent, the Company shall simultaneously deliver a copy thereof to each Bank.

11.3 Notices by the Agent or a Bank. In the event that the Agent or any Bank takes any action or gives any consent or notice provided for by this Agreement, notice of such action, consent or notice shall be given forthwith to all the Banks by the Agent or the Bank taking such action or giving such consent or notice, provided that the failure to give any such notice shall not invalidate any such action, consent or notice in respect of the Company.

12. RIGHT OF SET-OFF. Regardless of the adequacy of any collateral, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby expressly and irrevocably authorized by the Company at any time and from time to time, without notice to the Company, to set-off, appropriate, and apply all moneys, securities and other Property and the proceeds thereof now or hereafter held or received by or in transit to such Bank from or for the account of the Company, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Company with such Bank at any time existing against any and all obligations of the Company to the Banks and to each of them arising under this Agreement and the Notes, and the Company shall continue to be liable to each Bank for any deficiency with interest at the rate or rates set forth in subparagraph 2.8(b). Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to any obligations of the Company to such Bank, other than obligations evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other obligations and to the obligations evidenced by all such Notes held by such Bank and (b) if such Bank shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by each Bank, its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

13. AMENDMENTS, WAIVERS AND CONSENTS. Except as otherwise expressly set forth herein, with the written consent of the Majority Banks, the Agent shall, subject to the provisions of this paragraph 13, from time to time enter into agreements amendatory or supplemental hereto with the Company for the purpose of changing any provisions of this Agreement or the Notes, or changing in any manner the rights of the Banks, the Agent or the Company hereunder and thereunder, or waiving compliance with any provision of this Agreement or consenting to the non-compliance thereof. Notwithstanding the foregoing, the consent of all of the Banks shall be required with respect to any amendment, waiver or consent (i) changing the Aggregate Commitments or the Commitment of any Bank, (ii) changing the maturity of any Loan, or the rate of interest of, time or manner of payment of interest on or principal of, or the principal amount of any Loan, or the amount, time or manner of payment of any fees hereunder,
(iii) releasing the lien of the Mortgage or (iv) modifying this paragraph 13. Any such amendment or supplemental agreement, waiver or consent shall apply equally to each of the Banks and shall be binding on the Company and all of the Banks and the Agent. Any waiver or consent shall be for such period and subject to such conditions or limitations as shall be specified therein, but no waiver or consent shall extend to any subsequent or other Event of Default, or impair any right or remedy consequent thereupon. In the case of any waiver or consent, the rights of the Company, the Banks and the Agent under this Agreement and the Notes shall be otherwise unaffected. Nothing contained herein shall be deemed to require the Agent to obtain the consent of any Bank with respect to any change in the amount or terms of payment of the Agent's Fees. The Company shall be entitled to rely upon the provisions of any such amendatory or supplemental agreement, waiver or consent if it shall have obtained any of the same in writing from the Agent who therein shall have represented that such agreement, waiver or consent has been authorized in accordance with the provisions of this paragraph 13.

14.OTHER PROVISIONS.

14.1 No Waiver of Rights by the Banks. No failure on the part of the Agent or of any Bank to exercise, and no delay in exercising, any right or remedy hereunder or under the Notes shall operate as a waiver thereof, except as provided in paragraph 13, nor shall any single or partial exercise by the Agent or any Bank of any right, remedy or power hereunder or under the Notes preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. The rights, remedies and powers provided herein and in the Notes are cumulative and not exclusive of any other rights, remedies or powers which the Agent or the Banks or any holder of a Note would otherwise have. Notice to or demand on the Company in any circumstance in which the terms of this Agreement or the Notes do not require notice or demand to be given shall not entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to take any other or further action in any circumstances without notice or demand.

14.2 Headings; Plurals. Paragraph and subparagraph headings have been inserted herein for convenience only and shall not be construed to be a part of this Agreement. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

14.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart.

14.4 Severability. Every provision of this Agreement and the Notes is intended to be severable, and if any term or provision hereof or thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

14.5 Integration. All exhibits to this Agreement shall be deemed to be a part of this Agreement. This Agreement, the exhibits hereto and the Notes embody the entire agreement and understanding between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the Company, the Agent and the Banks with respect to the subject matter hereof and thereof.

14.6 Sales and Participations in Loans and Notes; Successors and Assigns; Survival of Representations and Warranties.

(a) Each Bank shall have the right with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), upon written notice to the Agent and the Company to sell, assign, transfer or negotiate all or any part but not less than $5,000,000) of the Loans and the Notes and its Commitment to one or more commercial banks or other financial institutions including, without limitation, the Banks. In the case of any sale, assignment, transfer or negotiation of all or any such part of the Loans and the Notes authorized under this paragraph 14.6(a), the assignee or transferee shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Bank hereunder and a holder of such Note, including, without limitation, (x) the right to approve or disapprove of actions which in accordance with the terms hereof, require the approval of the Majority Banks and (y) the obligation to fund Loans directly to the Agent pursuant to paragraph 2.3.

(b) Notwithstanding paragraph 14.6(a), each Bank may grant participations in all or any part of its Loans and its Notes to one or more commercial banks, insurance companies or other financial institutions, pension funds or mutual funds; provided that (i) any such disposition shall not, without the prior written consent of the Company, require the Company to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans and the Notes under the blue sky laws of any state and (ii) the holder of any such participation, other than an Affiliate of such Bank, shall not have any rights or obligations hereunder and shall not be entitled to require such Bank to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of, or interest on, the Loan allocated to such participation, or a reduction of the principal amount of, or the rate of interest payable on, such Loans.

(c)   Notwithstanding the foregoing provisions of this paragraph
14.6, each Bank may at any time and from time to time sell, assign, transfer, or negotiate all or any part of the Loans to any Affiliate of such Bank; provided that an Affiliate to whom such disposition has been made shall not be considered a "Bank", and the assigning Bank shall be considered not to have disposed of any Loans so assigned for purposes of determining the Majority Banks under any provision hereof, but such Affiliate shall otherwise be considered a "Bank", and the assigning Bank shall otherwise be considered to have disposed of any Loans so assigned, for purposes hereof, including, without limitation, paragraphs 3.1 and 12 hereof.

(d) In addition, notwithstanding anything to the contrary contained in this paragraph 14.6, any Bank may at any time and from time to time assign all or any portion of its rights under this Agreement with respect to its Loans, its Commitments and its Notes to a Federal Reserve Bank. No such assignment shall release the assignor Bank from its obligations hereunder.

(e) No Bank shall, as between the Company and such Bank, be relieved of any of its obligations hereunder as a result of granting participations in all or any part of the Loans and the Notes of such Bank or other obligations owed to such Bank.

(f) This Agreement shall be binding upon and inure to the benefit of the Banks, the Agent and the Company and their respective successors and assigns. All covenants, agreements, warranties and representations made herein, and in all certificates or other documents delivered in connection with this Agreement by or on behalf of the Company shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the respective successors and assigns of the Banks and the Agent whether or not so expressed.

(g) The Agent shall maintain a copy of each assignment delivered to it and a register or similar list for the recordation of the names and addresses of the Banks and the Commitment Percentages of the Banks and the principal amount of the Loans and the Notes assigned from time to time. The entries in such register shall be conclusive, in the absence of manifest error and provided that any required consent of the Company has been obtained, and the Company, the Agent and the Banks may treat each Person whose name is recorded in such register as a Bank hereunder for all purposes of this Agreement. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of Two Thousand Five Hundred Dollars ($2,500).

14.7 Applicable Law. This Agreement and the Notes are being delivered in and are intended to be performed in The Commonwealth of Massachusetts and shall be construed and enforceable in accordance with, and be governed by, the internal laws of The Commonwealth of Massachusetts without regard to its principles of conflict of laws.

14.8 Interest. At no time shall the interest rate payable on the Notes, together with the Facility Fee and the Agent's Fees, to the extent same are construed to constitute interest, exceed the maximum rate of interest permitted by law. The Company acknowledges that to the extent interest payable on the Notes is based on the Alternate Base Rate, such Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest payable on the Notes on the Alternate Base Rate, the Banks have not committed to charge, and the Company has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

14.9 Accounting Terms and Principles. All accounting terms not herein defined by being capitalized shall be interpreted in accordance with GAAP, unless the context otherwise expressly requires.

14.10 WAIVER OF TRIAL BY JURY. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE COMPANY HEREBY ACKNOWLEDGES THAT NO REPRESENTATIVE OF THE AGENT OR THE BANKS OR COUNSEL TO THE AGENT OR THE BANKS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE BANKS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE SUCH WAIVER. THE COMPANY ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

14.11   CONSENT TO JURISDICTION.  THE COMPANY HEREBY IRREVOCABLY
SUBMITS TO THE JURISDICTION OF ANY COURT OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

14.12   SERVICE OF PROCESS.  PROCESS MAY BE SERVED IN ANY SUIT,
ACTION, COUNTERCLAIM OR PROCEEDING OF THE NATURE REFERRED TO IN PARAGRAPH 14.11 BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE ADDRESS OF THE COMPANY SET FORTH IN PARAGRAPH 11.1 OR TO ANY OTHER ADDRESS OF WHICH THE COMPANY SHALL HAVE GIVEN WRITTEN NOTICE TO THE AGENT. THE COMPANY HEREBY AGREES THAT SUCH SERVICE (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION, COUNTERCLAIM OR PROCEEDING, AND (II) SHALL TO THE FULLEST EXTENT PERMITTED OR NOT PROHIBITED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.

14.13   NO LIMITATION ON SERVICE OR SUIT.  NOTHING IN THE LOAN
DOCUMENTS, OR ANY MODIFICATION, WAIVER, OR AMENDMENT THERETO, SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER
JURISDICTION OR JURISDICTIONS.

15.   OTHER OBLIGATIONS OF THE COMPANY.

15.1 Taxes and Fees. Should any tax (other than a tax based upon the net income of any Bank), recording or filing fee become payable in respect of this Agreement or the Notes or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same together with any interest or penalties thereon and agrees to hold the Agent and the Banks harmless with respect thereto.

15.2 Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company agrees to pay the reasonable out-of-pocket expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent and, without limitation, Special Counsel) in connection with the preparation, reproduction, execution and delivery of this Agreement and the Notes and the other exhibits annexed hereto (in such case, with respect to the Special Counsel, in accordance with the letter previously delivered to the Company by the Special Counsel) and any modifications, waivers, consents or amendments hereto and thereto, and the Company further agrees to pay the reasonable out-of-pocket expenses of the Agent and the Banks (including the reasonable fees and expenses of their respective counsel) incurred in connection with the interpretation and enforcement of any provision of this Agreement or collection under the Notes, whether or not suit is instituted.

16. EFFECTIVE DATE. This Agreement shall be effective as of the date first set forth above (the "Effective Date").

                                 #  #  #

              [remainder of page intentionally left blank]


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                           GREEN MOUNTAIN POWER CORPORATION


                                         By:_____________________________
                                         Title:

Domestic Lending Office:                 FLEET NATIONAL BANK,
  Office listed in paragraph 11.1        Individually and as Agent

Eurodollar Lending Office:
  Office listed in paragraph 11.1
                                         By:_____________________________
                                         Title:


Domestic Lending Office:                 THE BANK OF NOVA SCOTIA
  Office listed in paragraph 11.1

Eurodollar Lending Office:                By:____________________________
  Office listed in paragraph 11.1         Title:


Domestic Lending Office:                  STATE STREET BANK AND TRUST COMPANY
  Office listed in paragraph 11.1

Eurodollar Lending Office:                By:______________________________
  Office listed in paragraph 11.1
                                          Title:




                                 SCHEDULE A

                            DISCLOSURE SCHEDULE

1. On March 16, 1998, Green Mountain Propane Gas Company sold substantially all of its assets to VGS Propane LLC.

2. In May, 1998, the Company reached tentative agreements with the United States Environmental Protection Agency (EPA), the United States Department of Interior (DOI), the United States Department of Justice, and the State of Vermont concerning resolution of all past and future governmental monetary claims against the Company and other settling parties concerning the Pine Street Canal Superfund site, including claims for past costs and interest, natural resource damages, and future oversight costs. In May, the Company and other members of the Pine Street Canal Coordinating Council, including EPA, DOI, the State, the City of Burlington, and "Community Wedge" representatives, including the Lake Champlain Committee, unanimously recommended a proposed remedy for the Site, which the EPA formally proposed for public comment. The proposed remedy includes: placement of an underwater cap over canal sediments in certain areas; coverage of certain areas of contaminated soil; improvements to management of storm water entering the site; land use restrictions to assure protection of public health; and long-term monitoring of the site to ensure the effectiveness of the cap and that contamination is not migrating off site, especially to Lake Champlain. The Company also simultaneously entered into a Pledge and Agreement with members of the Community Wedge to find several additional environmental improvement projects in the community near the site. Final agreement with the United States and State on monetary claims is conditioned on EPA adoption of the recommended remedy, agreement by the Company to undertake the remedy, and final approval by governmental authorities. The Company has entered into various agreements with other potentially responsible parties for sharing of the costs of the recent round of agreements.

3. On February 27, 1998, the Vermont Public Service Board issued an Order in Docket No. 5983, in which it denied the Company's request for a rate increase of 16.72% and authorized the Company to increase its rates by 3.61%.

4. On April 20, 1998, the Company filed a petition with the Vermont Public Service Board seeking an amendment to the Board's Order dated December 8, 1997 involving an amendment to this Agreement and seeking the VPSB's consent to grant a second priority mortgage, lien and security interest in connection therewith. On June 3, 1998, the Vermont Public Service Board issued an Order in Docket
No. 6015 approving the amendments contained in this Agreement and the granting of such mortgage, lien and security interest.

5. On June 8, 1998, the Vermont Public Service Board issued an Order in Docket No. 5983, in response to the Company's Motion to Reconsider, in which it granted certain requests of the Company to revise and restate certain aspects of the Order in this Docket issued on February 27, 1998, to clarify the financial and accounting consequences of that Order, but in which it refused to grant the Company any further rate increase.

6. On June 22, 1998, the Company filed a Notice of Appeal of the Vermont Public Service Board's Order in Docket No. 5983 with the
Vermont Supreme Court.

7. On May 8, 1998, the Company filed revised tariffs with the Vermont Public Service Board requesting an increase in its retail rates in the amount of 12.9%, equivalent to an increase of about $20.8 million. On June 15, 1998, the Vermont Public Service Board suspended the tariff until a final investigation into the justness and reasonableness of the Company's rates is concluded.



                                 EXHIBIT A

                                COMMITMENT


BANK                       TOTAL      COMMITMENT
                         COMMITMENT   PERCENTAGE

THE BANK OF NOVA SCOTIA  $15,000,000   33 1/3%

STATE STREET BANK AND    $15,000,000   33 1/3%
TRUST COMPANY

FLEET NATIONAL BANK      $15,000,000   33 1/3%


AGGREGATE COMMITMENTS    $45,000,000   100%





                                 EXHIBIT B

                                 SCHEDULE I

               Green Mountain Power Corporation Pricing Grid*

Pricing  Senior Secured    LIBOR      LIBOR   Facility All-in-LIBOR All-in LIBOR
 Level       Rating      Margin**1  Margin**2   Fee**     Cost**1    Cost**2

 I       >=A-/A3 or better   26.5       51.6     8.5        35.0       60.0
II        =BBB+/Baa1         50.0       75.0     15.0        65.0      90.0
II        =BBB/Baa2          60.0       85.0     17.5        77.5     102.5
IV        =BBB-/Baa3         80.0      105.0     20.0       100.0     125.0
 V        =BBB-/Baa3        100.0      125.0     25.0       125.0     150.0



* The applicable pricing level will be based upon the S&P and Moody's ratings for senior secured debt, unless one or more of the applicable rating agencies uses a "corporate credit rating," in which case the corporate credit rating will be used. In the event of a split rating, the higher of the two ratings will apply. In the event of a split by more than one level, the level above the lowest will apply.

** Expressed as basis points.

1 On outstanding principal balance of all Loans of $22,500,000 or less.

2 On outstanding principal balance of all Loans in excess of $22,500,000. (The LIBOR margin in excess of the LIBOR margin set forth in Footnote 1 above and the accompanying table represents the Usage
Fee).



                                  EXHIBIT C

                         FORM OF BORROWING REQUEST

                                                             , 19 _

Fleet National Bank
One Federal Street
Boston, Massachusetts 02211

Attention:               Melanie Bolster
                         Telephone: (617) 346-0627
                         Telecopy: (617) 346-0595


Re:      Amended and Restated Credit Agreement dated as of        , 1998
by and among Green Mountain Power Corporation, the signatory Banks thereto and Fleet National Bank, as Agent (the "Agreement")

Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

Pursuant to paragraph 2.1 of the Agreement, the Company hereby gives notice of its intention to effect a Borrowing in the amount of $
               on              , 19 _ .

Pursuant to paragraph 2.3 of the Agreement, the Company has elected to have the following portions of such Borrowing be subject to the Type and Interest Period(s) set forth below:

                                                           Interest
Type               Amount                           Period
      1.
      2.
      3.
      4.
      5.

     The Company hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans to be made on such Borrowing Date:

(a) The Company is and shall be in compliance with all of the terms, covenants and conditions of the Agreement.

(b) There exists and there shall exist no Event of Default under the Agreement.

(c) The Company represents, warrants and covenants that the proceeds of such Loans will be used in accordance with paragraph 2.13 of the Agreement.

(d) The Company represents and warrants that each of the material representations and warranties contained in the Agreement is and shall be true and correct in all material respects with the same force and effect as if made on and as of the date hereof and as of the Borrowing Date, except such representations and warranties as specifically refer to an earlier date.

(e) No event has occurred or failed to occur, that has had or would reasonably be expected to have, either alone or in conjunction with all other such events and failures, a Material Adverse Effect since the date of the last Borrowing Date.

The Company hereby certifies that on the date hereof the Debt
Rating of the Company is  _______  according to Standard & Poor's
Corporation and _______  according to Moody's Investor Service.

IN WITNESS WHEREOF, the undersigned has caused this Borrowing
Request and certification to be executed as of the date and year first above written.

                                GREEN MOUNTAIN POWER CORPORATION

                                By:___________________________________

                                Title:________________________________



                                 EXHIBIT D

                       FORM OF REVOLVING CREDIT NOTES

                                        Boston, Massachusetts

                                        __________, 19__

For value received, GREEN MOUNTAIN POWER CORPORATION, a Vermont corporation ("Company"), hereby promises to pay to the order of _______ (the "Bank") at the offices of FLEET NATIONAL BANK (the "Agent"), One Federal Street, Boston, Massachusetts, in lawful money of the United Sates of America, the principal amount of each Loan made by the Bank to the Company pursuant to the Amended and Restated Credit Agreement, dated as of _______, 1998, by and among the Company, the signatory Banks thereto and the Agent (as the same may be amended from time to time the "Agreement"), on the Termination Date, together with interest on the unpaid principal amount of each Loan, from the date of each Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as is provided or determined under the Agreement. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined.

The principal amount of each Loan made by the Bank to the Company, and all prepayments made on account of such principal, by the Company shall be recorded by the Bank on the schedule attached hereto. The aggregate unpaid principal balance of all Loans made by the Bank and set forth in such schedule shall be presumptive evidence of the principal balance owing and unpaid on this Note. The Bank may attach one or more continuations to such schedule as and when required.

This Note is one of the Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms, set forth in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. All payments on this Note shall be made in funds immediately available in Boston, Massachusetts, by 12:00 noon, Boston time, on the due date for such payment. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the rate or rates specified in the Agreement during such extension period.

Presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in paragraph 9 of the Agreement.

This Note is being delivered in, is intended to be performed in, shall be construed and enforceable in accordance with, and be governed by the internal laws of, the Commonwealth of Massachusetts without regard to principles of conflict of laws.


	This Note may be amended only by an instrument in writing executed pursuant to the provisions of paragraph 13 of the Agreement.

                                    GREEN MOUNTAIN POWER CORPORATION



                                    By:___________________________________
                                    Title:________________________________



                                     GRID

                             REVOLVING CREDIT NOTE



                 Amount           Amount of	             Notation
Date             of Loan          Principal Repaid       Made By

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________



                                  EXHIBIT E

                    FORM OF COMMITMENT EXTENSION REQUEST


                                                     ________, 19__

To each of the Banks party
to the Credit Agreement
hereinafter referred to

Fleet National Bank
One Federal Street
Boston, Massachusetts 02211
Attention:	Robert Lanigan, Director

Re:   Amended and Restated Credit Agreement dated as of _____, 1998

	This Commitment Extension Request is made pursuant to paragraph
2.15 of the Amended and Restated Credit Agreement, dated as of ___________, 1998 (as from time to time amended, modified or supplemented, the "Agreement"), among Green Mountain Power Corporation (the "Company"), the signatory Banks thereto ("Banks") and Fleet
National Bank, as Agent (the "Agent"). Terms used herein shall have the meanings assigned to such terms in the Agreement.

In accordance with paragraph 2.15 of the Agreement, the Company hereby requests that your Bank consent to an extension of the
Termination Date to              .

Please indicate your Bank's consent to such extension by signing the enclosed copy of this letter in the space provided below and returning it to the Agent. By signing and returning this letter to the Agent, each Bank agrees that the Agent may amend the Agreement and any other Loan Document to the extent necessary to effectuate the extension consented to hereby without the necessity of obtaining such Bank's signature (other than the signature provided hereby).

                                       Very truly yours,

                                       GREEN MOUNTAIN POWER CORPORATION


                                       By:______________________________
                                       Title:

CONSENTED TO:

[Name of Bank]

By:__________________________________
Title:_______________________________


                                 EXHIBIT F

                                SUBSIDIARIES


Name of Subsidiary                        State of Incorporation

GMP Real Estate Corporation                       Vermont

Green Mountain Resources, Inc.                    Delaware

Lease-Elec, Inc.                                  Vermont

Mountain Energy, Inc.                             Vermont

Vermont Energy Resources, Inc.                    Vermont




                                EXHIBIT G-1

                FORM OF OPINION OF COUNSEL TO THE COMPANY


                                See attached.



                                SCHEDULE A
                               to Exhibit G



The Bank of Nova Scotia

State Street Bank and Trust Company

Fleet National Bank


                               EXHIBIT G-2

           FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY


                               See attached.


                                                        Execution Copy

                           ENVIRONMENTAL INDEMNITY


ENVIRONMENTAL INDENITY dated as of August 17, 1998, made by Green Mountain Power Corporation, a Vermont corporation (the "Indemnitor") to Fleet National Bank, as Agent (the "Agent") pursuant to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of the date hereof by and among the Indemnitor, the Agent and the Signatory Banks thereto (the "Signatory Banks") (the Agent and the Signatory Banks are each an "Indemnitee" and collectively the "Indemnitees").

                            W I T N E S S E T H

WHEREAS, the Indemnitor is the owner of certain real property located in Vermont (the "Land"), together with the buildings, structures and other improvements located or to be located thereon (the "Improvements"; the Land and the Improvements are more specifically described in the Mortgage and Security Agreement (the "Mortgage") dated as of the date hereof and executed by the Indemnitor in favor of the Agent); and

WHEREAS, the Indemnitor and the Indemnitees are parties to a Credit Agreement dated as of August 12, 1997 (the "1997 Credit Agreement);

WHEREAS, the Indemnitor desires to modify the terms of the 1997
Credit Agreement (the "Loan Modification"), as set forth in the Amended and Restated Credit Agreement dated as of the date hereof among the Indemnitor and the Indemnitees (the "Restated Credit Agreement);

WHEREAS, the loans provided for in the Restated Credit Agreement
(collectively "Loan") are evidenced by the Notes, as defined in the Restated Credit Agreement (the "Notes");

WHEREAS, the Notes are secured, inter alia, by the Mortgage (the
Notes, the Mortgage, and any other documents executed by the Indemnitor that evidence and/or secure the Loan together with any extensions renewals, replacements, modifications or amendments thereto being hereinafter collectively referred to as the "Loan Documents"); and

WHEREAS, the Indemnitees have required the Indemnitor to execute and deliver this Environmental Indemnity as a condition precedent to the Indemnitees' agreement to such Loan Modification and the Indemnitor wishes to execute and deliver this Environmental Indemnity so as to induce the Indemnities to modify the Loan; and

WHEREAS, the Indemnitor will derive substantial benefits from the Loan Modification;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor, hereby agrees with the Indemnitees as follows:

SECTION 1.   Definitions.

(a) In addition to the defined terms set forth above in this Environmental Indemnity, the following terms, when used herein, shall have the following respective meanings ascribed to them herein:

"Clean Up" shall mean removal and/or remediation of Contamination in accordance with all requirements of applicable Hazardous Materials Law.

"Contamination" shall mean the presence of, disposal, discharge or release on, from or to the Premises, of Hazardous Materials.

"Hazardous Materials" shall mean every substance defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous waste," "oil," and "toxic wastes" as they may be severally defined in 42 U.S.C. Section 9601, et seq., 42 U.S.C. Section 6901, et seq., 10 V.S.A. Section 6602, all as amended, and regulations promulgated thereunder, and shall include without limitation, whether or not included in said definitions, bituminous concrete, petroleum, oil, asbestos, nuclear materials and other substances which might be materially dangerous to the environment or human beings, whether or not such substances are or were present in quantities reportable under said acts.

"Hazardous Materials Law" shall mean any federal, state or local law, rule, ordinance, regulation, order or policy relating to any Hazardous Material (including, without limitation, the use, generation, treatment, handling, transportation, production, disposal, discharge, removal, remediation or storage thereof).

"Obligations" shall mean the obligations of the Indemnitor under
Section 2 hereof.

"Person" shall mean an individual, a corporation, a partnership, an association, a joint venture, an estate, a trust or any other legal entity.

"Premises" shall mean the Land and the Improvements.

"Regulatory Actions" means any claim, action or proceeding brought or instigated by any governmental authority in connection with any Hazardous Materials Law.

"Third Party Claims" means all claims of whatever nature by third parties (other than Regulatory Actions) arising from Contamination.

(b) Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Documents.

SECTION 2.     Representations and Warranties; Covenants and
Indemnities.

(a) General Representations and Warranties. The Indemnitor hereby represents and warrants to the Indemnitees as follows:

(i) The execution, delivery and performance by the Indemnitor of this Environmental Indemnity does not and will not contravene any law or governmental rule, regulation or order which is applicable to the Indemnitor.

(ii) The execution, delivery and performance by the Indemnitor of this Environmental Indemnity does not and will not contravene any contractual restriction which is binding upon or which affects the Indemnitor, and does not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any properties of the Indemnitor.

(iii) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Indemnitor of this Environmental Indemnity.

(iv) This Environmental Indemnity is the legal, valid and binding obligation of the Indemnitor, enforceable against the Indemnitor in accordance with its terms, except as such enforceability may be limited by equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

(b) Covenants. The Indemnitor hereby covenants and agrees as follows:

(i) The Indemnitor shall (A) comply in all material respects with any and all Hazardous Materials Laws, (B) exercise due care to prevent the occurrence of any act which will subject the premises to any remedial obligations under the Hazardous Materials Laws, and (C) keep the Premises free of any lien imposed pursuant to any Hazardous
Materials Laws.

(ii) The Premises will not, while the Indemnitor is the owner thereof, be used for any activities involving, directly or indirectly, the use, handling, generation, treatment, storage, transportation, release or disposal of Hazardous Materials, except for the use and storage of Hazardous Materials in compliance with applicable laws and in the ordinary course of Indemnitor's business.

(iii) The Indemnitor will exercise due care to prevent release or disposal of any Hazardous Materials at the Premises. The Indemnitees shall have the right, but not the obligation, at any time and from time to time, to conduct an environmental audit of the Premises (at the Indemnitor's sole cost and expense if the Indemnitees have reasonable cause to believe Contamination exists, otherwise at the Indemnitee's sole cost and expense, provided, however, that such audit shall also be at the Indemnitor's sole cost and expense in any instance in which such audit reveals the existence of Contamination) and the Indemnitor hereby covenants to cooperate in the conduct of any such environmental audit. Any reports obtained by the Indemnitees with respect to any such environmental audit shall be the sole property of the Indemnitees and may not be relied upon by the Indemnitor.

(c) Indemnitees. The Indemnitor shall indemnify, defend and save the Indemnitees harmless from and against any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, expenditures, costs, disbursements or expenses (including without limitation, all costs of investigations, monitoring, clean-up, remediation, removal, restoration, court costs and attorneys' and experts' fees and disbursements) of any kind or nature whatsoever which may, at any time or from time to time, be imposed upon, incurred by or asserted or awarded against, the Indemnitees, by reason of, or arising from or out of:

(i) the presence of any Hazardous Materials at, on, in, under or affecting all or any portion of the Premises, without regard to the source or origin of such discharge;

(ii) the discharge of any Hazardous Materials from the Premises into or onto any lands, surface waters, ground waters or air space adjacent to or in the vicinity of the Premises;

(iii) the breach of any representation or warranty made by the Indemnitor in Section 2(a) or Section 2(b) hereof or the breach of any covenant made by the Indemnitor in Section 2(c) hereof; and

(iv) the Indemnitees' enforcement (or attempted enforcement) of any of the provisions of this Section 2(d); provided however, that the foregoing indemnification shall not apply with respect to any liability, damages, loss, obligations, penalties, claims or expenses which arise at a time when an Indemnitee or a receiver appointed by an Indemnitee is in possession or control of the Premises.

Without limiting the generality of the foregoing, the scope of the indemnification provided to the Indemnitees by this Indemnity shall extend to and include any diminution in the value of the Mortgage as security for the Loan which is caused by any of the events described in clauses (i)-(iii) above and which is attributable to (A) a related loss of lien priority with respect to the Mortgage, (B) a related decline in the then current fair market value of the Premises, (C) a related impairment of the Indemnitees' practical ability to realize upon their rights under the Mortgage, or (D) any other loss of value with respect to the Mortgage which is caused, directly or indirectly, by any of the events described in clauses (i)-(iii) above. No amount shall be payable under the immediately preceding sentence unless and until an Indemnitee suffers actual harm.

SECTION 3.   Indemnitor's Obligations Unconditional.

(a) The Indemnitor hereby agrees that the Obligations will be paid strictly in accordance with the terms of this Indemnity, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Loan Documents or affecting any of the rights of the Indemnitees with respect thereto. The Obligations of the Indemnitor hereunder shall be absolute and unconditional irrespective of: (i) the validity, regularity, enforceability, sufficiency or genuineness of any of the Loan Documents or any other instrument or document executed or delivered in connection therewith or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (ii) any alteration, amendment, modification, release, termination or cancellation of any of the Loan Documents, or any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations of the Indemnitor contained in any of the Loan Documents; (iii) any extension of the maturity date of the Note or any waiver of, or consent to any departure from, any provision contained in any of the Loan Documents; (iv) any exchange, addition, subordination or release of, or non-perfection of any lien on or security interest in, any collateral for the Loan, or any release, amendment, waiver of, or consent of any departure from any provision of, any other indemnity or guaranty given in respect of the Loan; (v) the insolvency or bankruptcy of the Indemnitor or of any indemnitor or guarantor under any other indemnity or guaranty given in respect of the Loan; (vi) the existence of any claim, set-off, defense or other right which the Indemnitor may have at any time against the Indemnitees or any other Person, whether in connection with the transactions contemplated in any Loan Documents or any unrelated transaction; or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any or all of the Indemnitor or any other indemnitor or guarantor with respect to the Loan or any or all of the Obligations.

(b) This Environmental Indemnity (i) is a continuing indemnity and shall remain in full force and effect until the satisfaction in full of all of the Obligations (notwithstanding the payment in full of the Loan or the release or other extinguishment of the Mortgage or any other security for the Loan), and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Indemnitees upon the insolvency, bankruptcy or reorganization of the Indemnitor or otherwise, all as though such payment had not been made.

(c) Notwithstanding the payment in full of all of the Obligations and the payment (or performance) in full of all of the obligations under the Loan Documents, this Environmental Indemnity shall not terminate if any of the following shall have occurred:

(i)	   the Indemnitees or any affiliate, agent, employee or
independent contractor thereof has at any time or in any manner prior to payment and performance in full of all of the obligations under the Loan Documents, participated in the management or control of, taken possession of (whether personally, by agent or by appointment of a receiver), or taken title to, the Premises or any portion thereof, whether by foreclosure, deed in lieu of foreclosure, sale under power or sale pursuant to the Mortgage or otherwise; provided, however, that the indemnification hereunder shall not apply with respect to any event occurring or liability arising at a time when an Indemnitee or a receiver appointed by the Indemnitee (or the Agent) is in possession or control of the Premises or

(ii) there has been a change, between the date hereof and the date on which all of the Obligations are paid in full, in any laws with respect to Hazardous Materials, the effect of which may be to make a lender or mortgagee liable in respect of any of the Obligations, notwithstanding the fact that no event, circumstances or condition of the nature described in clause (i) above ever occurred.

SECTION 4.   Waiver.

The Indemnitor hereby waives (a) promptness and diligence; (b) notice of acceptance and notice of the incurrence of any obligation by the Indemnitor; and (c) all other notices, demands and protests, and all other formalities of every kind, in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving the Indemnitors of their Obligations hereunder. The Indemnitor hereby waives (i) THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING UNDER, OR RELATING TO, THIS ENVIRONMENTAL INDEMNITY; (ii) any requirement that the Indemnitees protect, secure, perfect or insure any security interest or lien in or on any property which constitutes collateral under any Loan Documents; and (iii) any requirement that the Indemnitees exhaust any right or take any action against the Indemnitor under any of the other Loan Documents or any other Person or collateral as a pre-condition to the Indemnitees right to enforce this Environmental Indemnity in accordance with its terms. Without limiting the generality of the foregoing, the Indemnitor hereby waives any defense which may arise by reason of (A) the incapacity, lack of authority, death or disability of, or revocation hereof by, any Person or Persons, or(B) the failure of the Indemnitees to file or enforce any claim against the estate (in probate, bankruptcy or any other proceedings) of any Person or Persons.

SECTION 5.   Subrogation.

If any amounts shall be paid to the Indemnitor on account of any claim arising from the presence of Hazardous Materials within the Premises at any time when all of the obligations under the Loan Documents shall not have been satisfied in full, such amount shall be held in trust by the Indemnitor, and shall first be applied against Indemnitor's costs in connection with the clean-up, containment or other remedial action taken by Indemnitor with respect to the presence of said Hazardous Materials. Any amounts remaining thereafter shall forthwith be paid over to the Agent, to be applied, in whole or in part, by the Agent against the Obligations, whether matured or unmatured. Nothing contained in this Section 5 is intended or shall be construed to give the Indemnitor any right of subrogation in or under the Note or any of the other Loan Documents or any right to participate in any way therein or in the right, title or interest of the Indemnitees in or to all or any portion of any of the Premises, any improvements on any of the Premises or any other property relating to the Loan, notwithstanding any payments made by the Indemnitor in respect of the Obligations or any other payments made by the Indemnitor under this Environmental Indemnity, all such rights of subrogation and participation being hereby expressly waived and released by the Indemnitor.

SECTION 6.   Right of Set-Off.

The Indemnitor hereby (a) grants to the Indemnitees a security interest in any and all deposits (general or special, time or demand, provisional or final) at any time held, and any other indebtedness at any time owing, by the Indemnitees to or for the account or credit of the Indemnitor, and (b) authorizes the Indemnitees, at any time and from time to time, after the occurrence of a default hereunder by the Indemnitor, without notice to the Indemnitor (any such notice being expressly waived by the Indemnitor) and to the fullest extent permitted by law, to set off and apply any such payments against any and all Obligations of the Indemnitor now or hereafter existing under this Environmental Indemnity, irrespective of whether or not the Indemnitees shall have made any demand under this Environmental Indemnity, and although such Obligations may be contingent or unmatured. The Indemnitees agree promptly to notify the Indemnitor after any such set-off and application made by the Indemnitees; provided, however, that failure to give any such notice shall not affect the validity of any such set-off and application. The rights of the Indemnitees under this
Section 6 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Indemnitees may have hereunder or under applicable laws.

SECTION 7.   Notices; Etc.

	Each request, approval, notice, demand or other communication (a "Notice") which is required or permitted to be given hereunder shall be in writing and shall be delivered and deemed received in accordance with the terms of the Restated Credit Agreement.

SECTION 8.   Miscellaneous.

(a) The Indemnitor shall make any payment required to be made hereunder in same day funds, in lawful money of the United States of America, to the Agent at its address set forth in the Mortgage.

(b) No provision of this Environmental Indemnity may be waived, changed, amended, modified or discharged without an agreement in writing which has been signed by the Indemnitor and the Indemnitees, and no waiver of, or consent to any departure by the Indemnitor from, any provision of this Environmental Indemnity shall be effective unless it is in writing and signed by the Indemnitees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Indemnitees to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Indemnitees provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Indemnitees under any Loan Document against any party thereto are not conditional or contingent upon any attempt by the Indemnitees to exercise any of their rights under any other Loan Document against such party or against any other Person or collateral.

(d) Any provision of this Environmental Indemnity which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provisions in any other jurisdiction.

(e) This Environmental Indemnity shall (i) be binding upon the Indemnitor and its respective successors and assigns, and (ii) inure, together with all rights and remedies of the Indemnitees hereunder, to the benefit of the Indemnitees, their directors, officers, employees and agents, any participants with the Indemnitees in the Loan, any successors to the Indemnitees interest in the Premises, any successors to any such Person, and all directors, officers, employees and agents of all of the aforementioned parties. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Indemnitees may assign or otherwise transfer all or any portion of their rights and obligations under all Loan Documents to any other Person, and such other Person shall thereupon become vested with all of the rights and obligations in respect thereof which were granted to the Indemnitees herein or otherwise; provided, however, that any such assignment shall only be to an assignee of Indemnitee's interest in the Credit Agreement. None of the rights or obligations of the Indemnitor hereunder may be assigned or otherwise transferred without the prior written consent of the Indemnitees.

(f) Without limiting the generality of the clause (e) above, the Indemnitor hereby acknowledge that the Indemnitees may sell, grant or assign participation interest(s) in the Loan and in the Indemnitees' rights and obligations in respect of the Loan Documents, including, without limitation, this Environmental Indemnity. In the event that the Indemnitees shall sell, grant or assign participation interest(s) in the Loan and in the Indemnitees' rights and obligations in respect of the Loan Documents, (i) the Indemnitees and the Agent may, in their sole discretion, disclose financial and other information to prospective participant(s) with respect to the Indemnitors, (ii) the Indemnitors shall cooperate with the Indemnitees and the Agent in connection with any such participation and shall execute any and all documents which may be required or desirable, in the Indemnitees', the Agent's or such participants' judgment, to effectuate any such participation(s), and
(iii) each representation and agreement made by the Indemnitors in this Environmental Indemnity or in the other Loan Documents shall run to, and each reference to the Indemnitees shall be deemed to refer to, the Indemnitees and all of its participant(s).

(g) The Indemnitor acknowledges and agrees that its Obligations under this Environmental Indemnity are in addition to any and all legal liabilities, obligations and responsibilities (under common law, statute, rule, regulation or order) which it would otherwise have as owner of the Premises.

(h) Except as specifically set forth to the contrary herein or in the other Loan Documents, whenever the consent, approval or satisfaction of the Indemnitees shall be required pursuant to any provision of this Environmental Indemnity, such consent, approval or satisfaction shall be required to be in writing and may be granted or withheld by the Indemnitees in their sole and absolute discretion.

(i) This Environmental Indemnity shall be governed by, and construed and interpreted in accordance with, the internal laws of The State of Vermont.

(j) The rights and obligations of the Agent and the Lender to each other shall not be affected in any manner by the terms of this Environmental Indemnity.

                                 #  #  #

               [remainder of page intentionally left blank]







IN WITNESS WHEREOF, the Indemnitor has duly executed this Environmental Indemnity under seal as of the date first set forth above.

Witness:                            GREEN MOUNTAIN POWER CORPORATION


___________________                 By:_______________________
                                    Title:____________________



                       MORTGAGE AND SECURITY AGREEMENT


Mortgage and Security Agreement dated as of August 17, 1998 from
Green Mountain Power Corporation, a Vermont corporation having its principal place of business at 25 Green Mountain Drive, South Burlington, Vermont 05403 ("Borrower") to Fleet National Bank, having a place of business at One Federal Street, Boston, Massachusetts 02211, as Agent ("Fleet") The Bank of Nova Scotia, having a place of business at 28 State Street, 17th Floor, Boston, Massachusetts 02109 ("BNS") and State Street Bank and Trust Company, having a place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"; with Fleet, BNS and State Street being referred to collectively as the "Lenders" and each being sometimes referred to individually as a "Lender"; and Fleet being referred to in its capacity as agent for the Lenders, as the "Agent").

                                  Article I

                      Definitions and Security Interests

1.1   Definitions

The terms used below shall have the meanings there indicated.

Collateral:        That portion of the Mortgaged Property that does not
                   constitute real estate. Without limiting the foregoing, the term "Collateral" shall include, to the extent that the same constitutes Mortgaged Property:

(a) All accounts, accounts receivable, contract rights, documents, instruments, general intangibles, and rents, income and profits arising from the Mortgaged Property;

(b) All personal property including inventory, supplies, furniture, furnishings, appliances, equipment, machinery and building and construction materials, used or useful in the construction, operation or maintenance of the Mortgaged
Property;

(c) Borrower's rights as lessee of all property now or hereafter located on or used in connection with the operation or maintenance of the Mortgaged
Property;

(d) All contracts, agreements, licenses, permits and approvals for the construction, ownership, maintenance and operation of the Mortgaged
Property;

(e)   All warranties and guarantees of
construction contractors and subcontractors and of suppliers and manufacturers of equipment and material or other property incorporated into the Improvements or otherwise constituting part of the Mortgaged Property;

(f) The good will and trade names of Borrower and any business conducted on the Mortgaged
Property by Borrower, and all service marks and logotypes used in connection therewith;

(g) All books, records, plans and specifications and operating manuals of Borrower relating to the construction, use, operation, occupancy, and maintenance of the Mortgaged Property;

(h) The proceeds of any insurance for damage to the property described above; and

(i) The proceeds of all judgments, awards of damages, and settlements for, or in lieu of, the taking by eminent domain of all or any part of the property described above.

Credit             The Amended and Restated Credit Agreement by and among the
Agreement:         Borrower, the Lenders and the Agent dated as of the
                   date hereof, as the same may from time to time be modified, amended, extended, restated and/or affirmed.

Environmental      The laws, rules and regulations referred to in the
Laws:              definition of
                   Hazardous Materials.

Governmental       The United States, the State of Vermont, the
Authority (ies):   municipalities in which the Mortgaged Property
                   are located, and any political
                   subdivision of any of them, and any agency, authority, department, commission, board, bureau or instrumentality of any of them having jurisdiction over the Loan Documents, the Mortgaged Property or any construction thereon or the use thereof.

Hazardous
Materials:         Any petroleum product and all hazardous or toxic
                   substances, wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the
                   Comprehensive Environmental Response, Compensation and
                   Liability Act of 1980, 42 U.S.C. Section 9601 et seq.
                   ("CERCLA"); the Federal Resource Conservation and
                   Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA");
                   Superfund Amendments and Reauthorization Act of 1986,
                   Public Law No. 99-499 (signed into law October 17,
                   1986) ("SARA"); Toxic Substances Control Act, 15 U.S.C.
                   Section 2601 et seq. ("TSCA"); or any other state superlien or environmental clean-up or disclosure statutes.

Indenture of
First Mortgage     Indenture of First Mortgage and Deed of Trust dated as
                   of February 1, 1955, executed by Borrower and the Chase
                   National Bank of the City of New York, as from time to time amended and as more particularly described in Exhibit A attached hereto, and as the same may from time to time be further modified, amended, extended, restated, supplemented and/or affirmed.

Loan Amount:       Forty-five Million and 00/100 Dollars ($45,000,000.00).

Loan               The Credit Agreement, the Notes, this Mortgage and
                   Security Agreement, and all other agreements,
Documents:         certificates and documents executed by Borrower
                   in connection with the loans evidenced by the Notes.

Mortgaged
Property:          As defined in the Indenture of First Mortgage.

Notes: The promissory notes from Borrower to the Lenders in the aggregate amount not to exceed the Loan Amount.

Obligations:       (a)  The payment of the Loan Amount and the
                   performance of all provisions of the Notes;

                   (b)   The payment and performance of all
                   provisions of all extensions, renewals,
                   modifications, refinancings and amendments of the Notes and all Notes issued in substitution therefor;

                   (c)   The payment and performance of all
                   provisions of the other Loan Documents; and

                   (d) The payment and performance of all other indebtedness, obligations and liabilities of Borrower existing on the date of this Mortgage or arising hereafter, absolute or contingent, matured or unmatured, secured or unsecured, arising in connection with the Loan Documents.

Permitted
Encumbrances:     As defined in the Indenture of First Mortgage.

Required          Any lease, easement, restriction, license, permit,
                  approval,
Approvals:        authorization, agreement, consent, or waiver required
                  by law, ordinance, rule or regulation or otherwise necessary or desirable for the acquisition, construction, use, occupancy, maintenance, and operation of the Mortgaged Property whether obtained from any Governmental Authority or other party.


                                 Article II

                  Grant of Mortgage and Security Interest

2.1   Grant of Mortgage

     For good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, Borrower GRANTS and CONVEYS, with power of sale to Agent, for the benefit of each Lender, the Mortgaged Property as security for the Obligations;

     TO HAVE AND TO HOLD the Mortgaged Property unto the Agent and its successors and assigns, with power of sale in accordance with the terms and conditions hereof, for the use and benefit of each Lender, and the successors and assigns of each Lender, forever;

     PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to each Lender, and otherwise perform, the Obligations at the time and in the manner provided in the Notes and this Mortgage, these presents and the estate hereby granted shall cease, terminate and be void.

     Said grant and conveyance is subject to the prior grant and conveyance of the Mortgaged Property pursuant to the Indenture of First Mortgage.

2.2   Grant of Security Interest

     For good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, Borrower grants to Agent, for the benefit of each Lender, a security interest, subordinate only to the Indenture of First Mortgage and Permitted Encumbrances, in the Mortgaged Property (to the extent that such Mortgaged Property includes property that does not constitute real estate) under the Uniform Commercial Code in effect in the State of Vermont to secure the Obligations. The recording of this Mortgage and Security Agreement shall constitute a fixture filing and financing statement under the Uniform Commercial Code in effect in the State of Vermont. Neither this grant of a security interest nor the filing of a financing statement shall, however, be deemed to impair the intention that to the extent possible all property included in the Mortgaged Property is a part of the real estate.


                               Article III

                 Representations, Warranties, and Agreements

3.1   General

     Borrower hereby represents, warrants and agrees with the Lenders that:

(a) Borrower is duly authorized to make and enter into the Loan Documents and to carry out the transactions contemplated therein;

(b) The Loan Documents have each been duly executed and delivered on behalf of Borrower;

(c)   Borrower will pay and perform all of the Obligations;

(d) Borrower shall, at its expense, cause this Mortgage and each amendment thereof and appropriate financing and continuation statements to be recorded and filed in order to establish and preserve the liens and security interests of the Agent, for the benefit of each Lender;

(e) To the best of the Borrower's knowledge, there are no Hazardous Materials on the Mortgaged Property except to the extent that the Hazardous Materials are licensed and approved in accordance with all applicable laws and regulations and are in compliance with the terms of Lenders' written approval; and

(f) Borrower will comply in all material respects with all laws, ordinances, by-laws, rules and regulations including zoning, subdivision control, environmental and other land use control laws, all applicable building, health and sanitation laws, and all easements, restrictions, agreements and encumbrances affecting the Mortgaged Property. To the extent material to its operation, Borrower will obtain all Required Approvals and fulfill in every way the requirements of all Governmental Authorities. Borrower will promptly notify the Agent (who shall then promptly notify the Lenders) of any Hazardous Materials located in or on the Mortgaged Property, except as permitted pursuant to subsection 3.1(e) above.

(g) There are no outstanding judgments against, or actions, suits or proceedings at law or in equity or before or by any Governmental Authority or the State of Vermont pending or threatened (to Borrower's knowledge) against or affecting Borrower, or the Mortgaged Property or the validity or enforceability of the Loan Documents or the priority of the lien thereof which, if enforced or decided against Borrower would have a material advance effect on Borrower. To the best of Borrower's knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority;

(h) The performance of this Mortgage, the consummation of the transactions hereby contemplated, and the execution and payment of the Notes and other Loan Documents have not and will not result in any breach of, or default under, any mortgage, deed of trust, lease, bank loan or credit agreement, charter, articles of incorporation, by-law, declaration of trust, joint venture or partnership agreement or other instrument to which Borrower or any guarantor of Borrower's obligations is a party or by which any of the foregoing, or their assets, may be bound or affected;

(i) Borrower shall allow the Agent, each Lender and the Agent's and the Lenders' agents access to inspect the Mortgaged Property (insofar as Borrower has the authority to do so under the leases or other occupancy agreements from time to time in effect at the Mortgaged Property) during normal business hours upon reasonable notice from a Lender to Borrower; and

(j) Borrower's obligations and liabilities under this Mortgage are not limited in any way by the definition of "Loan
Amount" on page one hereof, and Borrower specifically acknowledges and agrees that this Mortgage secures the entire indebtedness due from Borrower to the Lenders under the Loan
Documents.

3.2   Title to Mortgaged Property; Other Liens

Borrower represents, warrants and agrees that:

(a) Borrower owns good clear record and marketable fee simple absolute title to the Mortgaged Property that constitutes real estate, free of all encumbrances except (i) the Indenture of First Mortgage and Permitted Encumbrances (ii) property held under leases and rights-of-way, easements, riparian rights, flowage rights and property of similar character, and (iii) certain other reservations, encumbrances and minor defects in title such as are customarily encountered in the public utility business and which do not materially interfere with the Borrower's use of the Mortgaged Property; and

(b) Borrower shall keep the Mortgage and the other Loan Documents, and each amendment, modification or supplement thereto, valid and unimpaired and the security interest of Lender thereunder a fully perfected security interest, subject only to the Indenture of First Mortgage and Permitted Encumbrances. On request of any Lender, Borrower shall execute and deliver such instruments and take or cause to be taken such action as may be required to establish, preserve and protect the lien and security interests of the Lenders in the Mortgaged Property.

3.3   Restrictions on Transfers

Borrower will not without the prior written approval of the Lenders in each instance convey, assign, or permit the conveyance or assignment of all or any part of any legal or beneficial interest in the Mortgaged Property, except as may be specifically permitted by the terms of the Indenture of First Mortgage, as in effect on the date hereof.

3.4   Payments

Borrower will pay when due:

(a) All principal, interest and other charges, if any, due under the Loan Documents;

(b) All taxes, betterments, assessments and other governmental levies, water and sewer charges, insurance premiums, and other charges, to whomever and whenever assessed, whether on the Mortgaged Property or any interest therein, on the Loan Documents, or on any debt secured thereby, provided, however, that, so long as the Borrower has established adequate reserves, the Borrower shall have the right to contest any such charges in good faith; and

(c) All federal, state and municipal taxes of whatever kind and nature which could, if unpaid, result in a lien on the Mortgaged Property or on any interest therein.

3.5   Operation of the Mortgaged Property

Borrower will:

(a) Make such repairs and replacements and take such other steps as may be necessary to maintain the Mortgaged Property (to the extent owned or leased by Borrower) and any abutting grounds, sidewalks, roadways and parking and landscaped areas under Borrower's control in at least as good condition as the same now are or hereafter may be put in while this Mortgage is outstanding, deterioration incidental to reasonable wear and tear, casualty and eminent domain takings only excepted, it being understood, however, that the foregoing exception for reasonable wear and tear shall not relieve Borrower from the obligation to repair or replace worn out, inoperative, obsolete or otherwise deficient elements of the Mortgaged Property;

(b) Maintain all Required Approvals in full force and effect, except when the failure to maintain a Required Approval could not have a material adverse effect on the Mortgaged Property or the Borrower; and

(c) Perform all of Borrower's obligations under all contracts relating to the ownership, use, operation, maintenance or occupancy of the Mortgaged Property except when the failure to perform could not have a material adverse effect on the Mortgaged Property or the Borrower.

Notwithstanding the foregoing, the Borrower shall have the right to discontinue operation of any Mortgaged Property in accordance with Section 9.08 of the Indenture of First
Mortgage, as in effect on the date hereof.

3.6   Notices

Borrower will deliver to Agent promptly upon receipt of the same
(and the Agent shall promptly forward to each Lender copies of the same), copies of all notices, certificates and documents received by Borrower which materially affect the Mortgaged Property or its use or which make a claim or assertion which if true would cause Borrower to be in default under the Loan Documents.

3.7   Security Agreement Representations

The Collateral shall be used for business purposes and shall be kept at the Mortgaged Property. In addition to recording this Mortgage in the real property records, Agent may, at any time and without further authorization from Borrower, file executed counterparts, copies or reproductions of this Mortgage as a financing statement. When requested by Agent, Borrower will:

(a) Execute and deliver to Agent, in form appropriate for recording and filing, financing statements relating to the Collateral; and

(b) Provide to Agent, or any Lender, such other assurances as may be required by Agent, or any Lender, to establish and maintain Agent's security interest in the Collateral, on behalf of each Lender. Any assurances received by the Agent or a Lender pursuant to this Subsection 3.7(b) shall be promptly conveyed to the other Lenders.

3.8   Borrower's Obligation to Report Defaults

Borrower will promptly notify Agent (and the Agent shall than promptly notify the Lenders) upon becoming aware of the occurrence of any event which would constitute an Event of Default hereunder, or which would constitute an Event of Default hereunder if it were to continue after any notice required.

3.9   Borrower's Obligation to Restore and Rebuild

Subject to Section 3.5 above, if any Mortgaged Property that is owned or leased by Borrower is damaged or destroyed by any cause whatsoever, Borrower shall, at its expense, as soon as practicable, repair or rebuild the same, whether insurance proceeds or taking awards are available or not, except that Borrower shall not be required to repair or rebuild the Mortgaged Property if the Lenders or the Trustee under the Indenture of First Mortgage retain(s) the insurance proceeds or taking award with respect to such damage, destruction or taking.


                              Article IV

                            Eminent Domain

4.1   Taking

In case of any condemnation for public use of, or any damage by reason of the action of any governmental entity or authority to, all or any part of the Borrower's Interest in the Mortgaged Property (a "Taking"), or the commencement of any proceedings or negotiations which might result in a Taking or a settlement in lieu thereof, Borrower shall promptly give written notice thereof to Agent, describing the nature and extent of the Taking or the nature of such proceedings or negotiations. Agent may, at its option, appear in any such proceedings or negotiations, and Borrower shall promptly give Agent copies of all notices, pleadings, determinations and other papers. Borrower shall in good faith and with due diligence file and prosecute Borrower's claim for any award or payment on account of any Taking. Borrower shall not settle any such claim without Agent's prior written consent. The Agent shall provide to each Lender a copy of each notice received by Lender pursuant to this Section 4.1.

4.2   Application of Award

Borrower hereby assigns to Agent all of Borrower's rights in any award received in connection with a Taking or any settlement received in lieu thereof and authorizes such awards and settlements to be paid directly to Agent, for the benefit of each Lender. If Borrower collects any such award, Borrower shall promptly pay the same to Agent. Any such award, after deducting therefrom all costs and expenses, including reasonable attorneys' fees incurred by Agent in connection therewith, shall be applied as follows:

(a) In the case of a partial Taking, if no Event of Default exists and Agent reasonably determines that the Mortgaged Property can be economically restored and operated in accordance with the Loan Documents, Agent shall release to Borrower on terms and conditions satisfactory to Agent so much of such award, reduced as provided above, as may be necessary to restore the Mortgaged Property, and the balance, if any, shall be applied to the Loan Amount; and

(b) In the case of a complete Taking, or in the case of a partial taking, if an Event of Default exists or if Agent reasonably determines that the Mortgaged Property cannot be economically restored and operated in accordance with the Loan Documents, Agent may, at its option, apply such award, reduced as provided above, to the reduction of the Loan Amount, with any balance to be paid to Borrower.

4.3 The provisions of this Article IV shall be inoperative as long as the Indenture of First Mortgage remains in effect.


                                Article V

                         Defaults and Remedies

5.1   Events of Default

The occurrence of any one or more of the following events shall constitute an "Event of Default":

(a) An Event of Default under any other Loan Document which continues beyond the expiration of any applicable notice or cure period;

(b) Failure by Borrower to make any payment due under this Mortgage within five (5) Business Days (as defined in the Credit
Agreement) after such payment is due or declared due;

(c) Failure by Borrower to perform any term or condition of this Mortgage other than a payment due, which failure continues for thirty (30) days following notice from the Agent or the Lenders; provided, however, that if such failure cannot reasonably be cured within such thirty (30) days period, such thirty (30) day period shall be extended to ninety (90) days provided that Borrower commences a cure of such failure within such thirty (30) day period and diligently prosecutes such cure to completion within such ninety (90) day period;

	(d)	[Intentionally Omitted];

	(e)	Any Hazardous Materials become present in material
quantities in or on the Mortgaged Property other than as permitted hereunder and which are licensed and approved in accordance with all applicable laws and regulations;

(f) If at any time there is a material discharge, deposit, injection, dumping, spilling, leaking, incineration or placing of any Hazardous Materials into or on the Mortgaged Property;

(g) If at any time, the use, generation, treatment, storage or disposal of any Hazardous Materials on the Mortgaged
Property is in violation of the Environmental Laws in any material respect;

(h) Failure of Borrower to obtain or cause to be obtained in due course any Required Approvals, or the revocation or other invalidation of any Required Approvals previously issued, and failure of Borrower to cure the same or cause the same to be cured within thirty (30) days except where such failure could not have a material adverse effect on the Borrower or the Mortgaged Property;

(i)   [Intentionally Omitted; and

(j) Default by Borrower under any superior or subordinate mortgage or deed of trust which at any time encumbers any portion of the Mortgaged Property, other than a default that is waived by the party secured by such Mortgage or deed of trust (without hereby intending to vary the requirement of this Mortgage that no such encumbrances, other than the Indenture of First Mortgage, shall be placed without each Lender's prior written consent).

5.2   Hazardous Materials Cleanup

So long as Borrower (a) promptly gives the Agent notice of the presence of any material quantities of Hazardous Materials in or on the Mortgaged Property, except as permitted hereunder; (b) complies with any notice requirements imposed by any of the Environmental Laws; (c) demonstrates to Lenders' satisfaction that (i) Borrower has the financial resources to perform any legally required cleanup and containment and (ii) no lien shall arise in connection with such cleanup that would take priority over the lien of this Mortgage (provided, however that so long as Borrower has established adequate reserves, Borrower shall have the right to contest any such lien and any purported liability forming the basis for such lien); and (d) diligently pursues any legally required cleanup and containment to completion in accordance with applicable law, the Lenders agree not to foreclose this Mortgage or accelerate payment under the Notes solely because of an Event of Default described in Subsections 5.1(e),(f) and (g) above. The Agent shall provide to each Lender a copy of each notice received by Lender pursuant to this Section 4.2.

5.3   Remedies

     Except as provided in Subsection 5.2 above, after an Event of Default, Agent may, at its option and without notice:

(a) Exercise any of Agent's or any Lender's remedies provided in this Mortgage and any of the other Loan Documents;

(b)   Declare the Loan Amount immediately due and payable;

(c) Apply to the Loan Amount any deposits or other sums credited by or due from any Lender to Borrower;

(d) Take possession of the Mortgaged Property, to the full extent that the Borrower is entitled to possession of the Mortgaged Property, without liability for trespass, damages or otherwise, and operate the Mortgaged Property as a mortgagee in possession with all the same powers as could be exercised by a receiver; demand and receive payment of all rents, benefits and profits of the Mortgaged Property, including those past due and unpaid (whether or not the Agent has taken possession of the Mortgaged Property); or have a receiver immediately appointed for the Mortgaged Property and the earnings, revenues, rents, issues, profits and other income thereof and therefrom, with all such powers as the Court making such appointment shall confer;

(e) Make any payments required to be made by Borrower under the Loan Documents or otherwise in respect of the Mortgaged Property. The amount of all such payments shall be immediately due and payable by Borrower, and until paid, shall be added to the Loan Amount, shall bear interest at the default rate set forth in the Notes, and shall be secured by the Loan Documents with the same priority as the face amount. Such payments may include, but are not limited to, payments for taxes and other governmental levies, water rates, insurance premiums, maintenance, repairs or improvements of the Mortgaged Property;

(f) Perform any and all obligations of Borrower under the Loan Documents without waiving any rights or releasing Borrower from any obligations thereunder;

(g)   Exercise any of the rights and remedies of a Secured
Party under the Uniform Commercial Code in effect in the State of Vermont, including but not limited to:

(i) Either personally or by means of a receiver, take possession of all or any of the Collateral and exclude therefrom Borrower and all others claiming under Borrower, and thereafter store, use, operate, manage, make repairs, replacements, alterations and additions to and exercise all rights and powers of Borrower in respect to the Collateral or any part thereof;

(ii) Without notice to or demand upon Borrower, make such payments and do such acts as Lender may reasonably deem necessary to protect its security interest in the Collateral, including without limitation, paying, contesting or compromising any encumbrance or lien which is prior to the security interest granted hereunder, and in exercising any such powers to pay all expenses incurred in connection therewith;

(iii) Require Borrower to assemble the Collateral or any portion thereof, at a place within the State of Vermont designated by Agent and reasonably convenient to both parties, and promptly to deliver possession of such Collateral to Agent or an agent designated by it. The
Agent and its agents shall have the right to enter upon any of Borrower's property to exercise the Agent's and the Lenders' rights hereunder;

(iv)   Sell, lease or otherwise dispose of the
Collateral at private or public sale, with or without having the Collateral at the place of sale, and upon such terms and in such manner as the Agent may determine, subject to requirements of commercial reasonableness and otherwise in compliance with the requirements of the Uniform Commercial Code as then in effect in the State of Vermont. The Agent and/or any one or more Lenders may be a purchaser at such sale; and

(v) Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give
Borrower at least five (5) days' prior written notice of the time and place of any private or public sale of the Collateral or other intended disposition thereof;

(h) Foreclose this Mortgage in any manner permitted by law, or at the request of Agent, Borrower shall execute and deliver such instruments as the Agent may request in order to convey and transfer all of Borrower's interest in the Mortgaged Property, and the same shall operate to divest all rights, title and interest of Borrower in and to the Mortgaged Property. In the event that this Mortgage shall include more than one parcel of Mortgaged Property or subdivision (each hereinafter called a "portion"), the Agent shall, in its sole and exclusive discretion, be empowered to foreclose upon any such portions without impairing its right to foreclose subsequently upon any other portion or the entirety of the Mortgaged Property from time to time thereafter;

(i) Agent may foreclose Borrower's interest in all or in any part of the Mortgaged Property by nonjudicial sale, subject to the requirements of applicable law; and

(j) Take such other actions or proceedings as Agent reasonably deems necessary or advisable to protect its interest in the Mortgaged Property.

Except as expressly otherwise provided in this Section 5.3, Agent may exercise any or all of its remedies hereunder without the necessity of taking possession of the Mortgaged Property (whether itself or through an agent). Such rights, remedies and options shall continue until all such Events of Default have been cured, and may be exercised individually, sequentially or in concert, and with respect to all or any portion of the Mortgaged Property. All such rights, remedies and options are cumulative and the exercise of one shall not be deemed a waiver of any of the others or a cure of any default. As among the Agent and each Lender, the Agent's rights and obligations to act on behalf of each Lender hereunder are subject to and governed by Section 9 of the Credit Agreement.

5.4   Receiver

Upon or at any time after, any Event of Default under this Mortgage, Agent shall be entitled at its option to the appointment of a receiver of the Mortgaged Property. Such appointment may be made without regard to the solvency or insolvency of Borrower at the time of application for such receiver and without regard to the then value of the Mortgaged Property and Agent may be appointed as such receiver.
Such receiver shall have power: (a) to collect the rents, issues and profits of the Mortgaged Property; (b) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lease or to extend or renew to expire, beyond the maturity date of the Notes and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interest in the Mortgaged Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the obligations, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (c) all other powers which may be necessary or appropriate for the protection, possession, control, management and operation of the Mortgaged Property. This Subsection 5.4 shall be inoperative as long as the Indenture of First Mortgage remains in effect.

5.5   No Waiver or Release

No delay or omission on the part of the Agent or any Lender in exercising any right hereunder or under the Loan Documents shall operate as a waiver of such right or of any other right, and a waiver of any such right on any one occasion shall not be construed as a bar to or a waiver of any such right on any other occasion. No sale of any of the Mortgaged Property, no forbearance on the part of the Agent or any Lender, no release or partial release of any of the Mortgaged Property, and no extension, whether oral or in writing, of the time for the payment of the whole or any part of the Loan Amount or any other indulgence given by the Agent or any Lender to Borrower or any other person or entity, shall operate to release or in any manner affect the lien of the Mortgage or the liability of Borrower, notice of any such extensions or indulgences being hereby waived by Borrower. Acceptance by the Agent or any Lender of any payment in an amount less than the amount then due on the Obligations secured hereby shall be deemed an acceptance on account only and the failure to pay the entire amount then due shall be and continue to be an Event of Default; at any time thereafter and until the entire amount then due on the Obligations secured hereby has been paid, the Agent and each Lender shall be entitled to exercise all rights conferred upon it in this Mortgage upon the occurrence of an Event of Default. The exercise of any option in this Mortgage by the Agent or any Lender shall not be deemed a waiver of its rights to exercise any other option; and the filing of a suit for collection of the Notes and foreclosure of this Mortgage or for any other default hereunder shall not preclude sale pursuant to the power of sale contained in this Mortgage after a dismissal of the suit. No provision hereof shall be deemed to release Borrower's obligation to pay the Obligations secured hereby until such time as all thereof have been paid to the Lender in full. If foreclosure should be commenced by the Agent, at any time before the sale of the Mortgaged Property, the Agent may abandon such sale and may at any time or times thereafter again commence such sale, or the Agent may sue for collection of the Notes and foreclosure of this Mortgage; if the Agent should sue for such collection and/or foreclosure, it may at any time before entry of final judgment dismiss the suit and sell the Mortgaged Property pursuant to the power of sale contained herein.

5.6   Cumulative Rights and Remedies

The Agent and each Lender shall have the right to exercise any and all remedies under the Loan Documents until all Events of Default have been cured, and such remedies may be exercised individually, sequentially or in concert, all such remedies being cumulative, the exercise of one not being deemed a waiver of any of the others or a cure of any default.

5.7   Borrower's Waiver of Certain Rights

Borrower waives any rights it may have to receive notice of any action or proceeding to enforce the Agent's and each Lender's rights under any Loan Document other than the notices herein provided for. In the event of foreclosure, Borrower will not claim the benefit of any law now or hereafter in force providing for any appraisal, stay, extension or redemption. Borrower waives all rights of redemption, appraisal, stay of execution, notice of acceleration and marshalling. Borrower waives trial by jury to the maximum extent permitted by law.

5.8   Effect of Exercise of Rights

     Any action taken or sums paid, and any costs or expenses incurred by the Agent and each Lender, including attorneys' fees, pursuant to the Agent and each Lender's exercise of its rights, shall as between the parties be deemed valid, so that in no event shall the necessity or validity of any such action or payments, costs or expenses be disputed.

5.9   Change in Law

     If any law is hereafter enacted by the State of Vermont changing in any way the laws applicable to mortgages or the taxation thereof or the manner of collection of any such taxes, so as to affect adversely and materially any material rights of the Agent and/or any Lender or any material provisions hereof, the Loan Amount hereby secured shall, at the election of the Agent or such Lender, as the case may be, become due and payable on demand; provided, however, that if the Borrower can lawfully pay any amount or promptly perform any obligation, and forthwith pays or performs the same, so that any such change in law does not adversely and materially affect the rights of the Agent or such Lender, the Loan Amount shall not be accelerated.

5.10   Mortgagee in Possession

If the Agent enters upon and takes possession of the Mortgaged
Property as provided in Section 5.3, the Agent may operate and manage the Mortgaged Property and perform any acts which the Agent, in its sole discretion, on behalf of each Lender, reasonably deems necessary or desirable to protect and preserve the marketability, rentability, increase the income, or conserve the value of the Mortgaged Property. The Agent shall have no liability for any action or inaction while in possession of the Mortgaged Property so long as such action or inaction is taken or omitted in good faith.


                               Article VI

                                General

6.1   Agent's and Lenders' Expenses

To the extent permitted by law, if the Agent or any Lender retains an attorney to collect any sums due under this Mortgage, enforce any of the provisions hereof, or otherwise protect the Agent's and the Lenders' interests, Borrower agrees to pay Agent and the Lenders, on demand, all costs and expenses in connection therewith, including all court costs and reasonable attorney's fees, whether or not suit is brought or prosecuted to completion, together with interest thereon at the default rate set forth in the Notes.

6.2   Indemnification

Borrower agrees to hold harmless and indemnify the Agent and the Lenders from all liability, claim, loss, cost, damage, and expense from any claim for damage to property or death or injury to persons which may arise in connection with the construction, use, operation, maintenance or occupancy of the Mortgaged Property, including, without limitation, any liability, claim, loss, cost, damage or expense arising from a violation of the Environmental Laws. The foregoing indemnity shall not apply with respect to any liability, loss, cost, damage or expense that arises, solely from events that occur at a time when Agent, or a receiver appointed by the Agent, or a Lender is in possession and control of the Mortgaged Property. Borrower shall further indemnify and hold the Agent and the Lenders harmless from all liability, claim, loss, cost, damage and expense suffered or incurred by the Agent and the Lenders as a result of any misrepresentation made in connection with this loan, or the breach of any representation, warranty or agreement made by Borrower or by any other party to the Agent and/or the Lenders under this Mortgage or any other Loan Document. The provisions of this Section shall survive the discharge or foreclosure of this Mortgage.

6.3   Decisions of the Agent and the Lenders

	All decisions and determinations of the Agent and the Lenders made in good faith as to any question of fact or law under any of the Loan Documents shall be conclusive and binding on Borrower.

6.4   Joint and Several Liability

If more than one party executes this Mortgage the term Borrower shall mean all of them, and each of them shall be jointly and severally liable hereunder.

6.5   Captions

Captions are used for convenience of reference only and are not to be construed as part of the terms of this Mortgage.

6.6   Severability

The invalidity of any provisions of this Mortgage shall in no way affect the validity of any other provision.

6.7   Singular and Plural

Where required by the context the singular shall include the plural and the plural shall mean the singular.

6.8   Gender

The masculine, feminine and neuter forms shall be interpreted interchangeably wherever the text requires.

6.9   Successors and Assigns

This Mortgage is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns.

6.10   Notices

All notices given hereunder shall be in writing and shall be delivered in accordance with the provisions of Section 11 of the Credit Agreement.

6.11   Governing Law

This Mortgage shall be interpreted in accordance with and governed by the laws of the State of Vermont.

6.12   Jurisdiction

Any and all judicial actions relating to this Mortgage or any of the other Loan Documents shall be adjudicated solely in the courts of the State of Vermont or the United States District Court for the District of Vermont. Borrower submits to personal jurisdiction of the state courts within the State of Vermont and waives any and all personal rights to object to such jurisdiction. Borrower agrees service of process may be made and personal jurisdiction obtained by serving Borrower at the address stated on the first page hereof.

6.13   Changes in Writing

This Mortgage may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

6.14   Legal Proceedings

The Agent and the Lenders shall have the right, but not the duty, to intervene or otherwise participate in any legal or equitable proceeding which, in the Agent's or any Lender's sole judgment, affects the Mortgaged Property or any of the rights created or secured by any of the Loan Documents. The Agent and the Lenders shall have such right whether or not there is a continuing Event of Default hereunder.

6.15   Successors

In the event that Borrower conveys its interest in the Mortgaged Property or any portion thereof (without hereby implying any right of Borrower to do so without each Lender's prior written consent), the Agent and the Lenders may, without notice to Borrower, deal with such successor or successors in interest with reference to this Mortgage and the Notes secured hereby, either by way of forbearance on the part of the Agent and the Lenders or extension of the time of payment of the debt or any sum hereby secured or otherwise, without in any way modifying or affecting the original liability of Borrower or any other party on the Notes secured hereby.

6.16   Further Instruments

At any time and from time to time, upon request of Agent, Borrower shall promptly execute and deliver to the Agent and the Lenders such additional instruments as may be reasonably required to further evidence the lien of this Mortgage and further to protect the security interest of the Lenders with respect to the Collateral.

6.17   Other Representations and Warranties

All statements contained in any loan application, certificate or other instrument delivered by Borrower to the Agent, the Lenders or any of their representatives in connection with the Loan secured by this Mortgage shall constitute representations and warranties made by Borrower hereunder.

6.18   The Agent and the Lenders

The rights and obligations of the Agent and the Lender to each other shall not be affected in any manner by the terms of this Mortgage and Security Agreement. Without limiting the generality of the foregoing sentence, each consent provided hereunder by the Agent shall be subject to, and shall be made in accordance with, the terms set forth in Section 10.8 of the Credit Agreement.


EXECUTED under seal as of the date first above written.


                                      BORROWER

                                      GREEN MOUNTAIN POWER CORPORATION



                                      By:________________

                                      Print Name:________

                                      Title:_____________

Attest:




Print Name:


Signed, sealed and delivered on behalf
of Green Mountain Power Corporation in
the presence of




Print Name:
              As Witness




                       State of Vermont

_______________, ss.  ____________________    , 1998


     In the City of _____________, Vermont, then personally appeared the
above-named               ,                of Green Mountain Power
Corporation, and acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said corporation, before me.




                                           Notary Public
                                           Print Name:
                                           My Commission Expires:


                                   EXHIBIT A



                   Description of Indenture of First Mortgage
                       (include all recording references)


                        [Borrower's Counsel to Provide]